UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for use of the Commission Only (as Permitted By Rule 14A-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

SEARS HOMETOWN AND OUTLET STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEARS HOMETOWN AND OUTLET STORES, INC.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

April 2, 2013

W. BRUCE JOHNSON

Chief Executive Officer and President

Dear Stockholder:

On October 11, 2012 Sears Hometown and Outlet Stores, Inc. (the “Company” or “SHO”) became an independent public company. On October 12, 2012 SHO’s common stock began trading on the NASDAQ Stock Market under the trading symbol “SHOS.” I am delighted to be able to invite you to attend our first Annual Meeting of Stockholders to be held on Tuesday, May 14, 2013. The meeting will begin at 9:00 a.m. (Central time), and SHO will host the meeting at the offices of Sears Holdings Corporation (which are adjacent to our corporate headquarters), in CTC Room 703A&B, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance.

We are pleased to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs that the Company incurs and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you received your materials by mail).

ADMISSION TO THE 2013 ANNUAL MEETING

An Admission Ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own SHO common stock as of the close of business on March 21, 2013 will be entitled to attend the Annual Meeting. An admission ticket will serve as verification of your ownership.

•

If you received a Notice of Internet Availability of Proxy Materials and will not be requesting a printed copy of the proxy materials, please bring that Notice with you to the Annual Meeting as your Admission Ticket.

•

If your SHO shares are registered in your name and you received your proxy materials by mail, an Admission Ticket is attached to your proxy card—please bring that Admission Ticket with you to the Annual Meeting as your Admission Ticket.

•

If your SHO shares are held in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of SHO common stock on March 21, 2013. You may also contact your bank or broker to obtain a written legal proxy.

Registration will begin at 8:30 a.m. and seating will begin at 8:45 a.m. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Sincerely,

W. Bruce Johnson

Sears Hometown and Outlet Stores, Inc.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

Notice of 2013 Annual Meeting of Stockholders

Date:	May 14, 2013
Time:	9:00 a.m. Central time
Place:	Sears Holdings Corporation
CTC Room 703A&B
3333 Beverly Road
Hoffman Estates, Illinois 60179
Stockholders will enter the Sears Holdings Corporation offices at the Elm Building main entrance

Please attend the first Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. (“SHO,” the “Company,” “our company,” “we,” “our,” or “us”) to:

1.	Elect the seven director nominees named in the accompanying Proxy Statement;

2.	Hold an advisory vote to approve the compensation of our Named Executive Officers;

3.	Hold an advisory vote on the frequency of the stockholder vote on the compensation of our Named Executive Officers;

4.	Approve the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program;

5.	Approve the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan;

6.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2013; and

7.	Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is March 21, 2013. Only stockholders of record at the close of business on that date can vote at, or will be eligible to attend, the Annual Meeting.

On April 2, 2013 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 21, 2013 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

It is important that your shares are represented at the Annual Meeting. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. If you attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

By Order of the Board of Directors.

Charles J. Hansen

Vice President, General Counsel, and Secretary

April 2, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013.

The Company’s proxy statement for the 2013 Annual Meeting of Stockholders and the 2012 Annual Report on Form 10-K for the fiscal year ended February 2, 2013 are available at www.proxyvote.com.

Proxy Statement

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 14, 2013. On or about April 2, 2013 the Company began mailing to stockholders a Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice will continue to receive a paper or electronic copy of the proxy materials, which the Company also began sending on or about April 2, 2013.

QUESTIONS AND ANSWERS

Q:	How was Sears Hometown and Outlet Stores, Inc. recently separated from Sears Holdings Corporation?

A:	On August 31, 2012 through a series of intercompany transactions, Sears Holdings Corporation (“Sears Holdings”) and several of its subsidiaries transferred the assets and liabilities comprising the Sears Hometown and Hardware and Sears Outlet businesses to Sears Hometown and Outlet Stores, Inc. (“SHO,” “Company,” “our company,” “we,” “our,” or “us”), which was formed on April 23, 2012 as a wholly owned subsidiary of Sears Holdings. Sears Holdings then distributed to the holders of its common stock as of September 7, 2012 transferable subscription rights to purchase all of SHO’s outstanding shares of common stock (the “Rights”). On October 11, 2012 Sears Holdings completed the separation of SHO by distributing all of its outstanding shares of common stock to those persons who had exercised the Rights (the “Separation”). Effective upon the Separation, Sears Holdings ceased to own any shares of SHO’s common stock, and thereafter SHO’s common stock began trading on the NASDAQ Stock Market under the trading symbol “SHOS.” For more information regarding the Separation, please see our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 (the “2012 10-K”) filed with the Securities and Exchange Commission (“SEC”).

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and the 2012 10-K, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about April 2, 2013, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What will stockholders be asked to do at the Annual Meeting?

A:	At the SHO 2013 Annual Meeting (the “Annual Meeting”), our stockholders will be asked to:

•	elect the seven director nominees named in this Proxy Statement (see discussion beginning on page 10);

•	hold an advisory vote to approve the compensation of our Named Executive Officers (as defined under “Item 1—Executive Compensation—Summary Compensation Table” in this Proxy Statement. (See page 42));

•	hold an advisory vote on the frequency of the stockholder vote on the compensation of our Named Executive Officers (see page 43);

•	approve the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program (see discussion beginning on page 44);

•	approve the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan (see discussion beginning on page 51);

•	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2013 (see discussion beginning on page 56); and

•	consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of seven nominees for director;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in this Proxy Statement;

•	FOR the approval, on an advisory basis, of holding an advisory vote on the compensation of our Named Executive Officers every year;

•	FOR the approval of the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program;

•	FOR the approval of the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2013.

Q:	Who is entitled to vote?

A:	Only holders of our common stock at the close of business on March 21, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 23,100,000 shares of our common stock outstanding on the Record Date.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name, you are a “registered stockholder” and can vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone or by mail (if you received your proxy materials by mail). If your shares are registered in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions in the Notice or in the proxy card. If you are a street-name stockholder, your broker or other nominee will provide information for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Secretary at Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, E5-094B, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary. The last vote received prior to the Annual Meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee must contact the broker or nominee directly.

Q:	Can I revoke a proxy?

A:	Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43078, Providence, Rhode Island 02940-3078 (1-888-679-2864). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included in my Notice?

A:	Your Notice includes all shares registered to your account under the same social security number and address.

Q:	What makes a quorum?

A:	Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote, being present or represented by proxy at the Annual Meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How many votes are needed to approve each of the proposals?

A:	Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the seven nominees who receive the most affirmative votes will be elected as directors.

Item 2: Advisory approval of the compensation of our Named Executive Officers requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3: A plurality of the affirmative votes duly cast is required for advisory approval of the frequency of stockholder votes on the compensation of our Named Executive Officers. This means that the frequency selection receiving the greatest number of votes will be approved.

Item 4: Approval of the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 5: Approval of the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 6: Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	How are votes counted?

A:

Under Delaware law and our Certificate of Incorporation, as amended, and Bylaws, all votes entitled to be cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against,” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve the compensation of our Named Executive Officers, (2) approve the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program, (3) approve the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan, and (4) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm.

Q:	What is the effect of an abstention?

A:	The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld, and votes that are withheld will have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote “against” the proposals to approve the compensation of our Named Executive Officers, to approve the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program, to approve the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan, and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has no effect on the vote on the frequency of stockholder votes on the compensation of our Named Executive Officers.

Q:	How will votes be counted on shares held through brokers?

A:	If you are a street-name stockholder and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, the approval of the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Plan, the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan, or the advisory proposals to approve the compensation of our Named Executive Officers and the frequency of stockholder votes on the compensation of our Named Executive Officers unless the brokers receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers will be permitted to vote without voting instructions on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Q:	Who may attend the Annual Meeting?

A:	Any stockholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. If you received a Notice and will not be requesting a printed copy of the proxy materials, please bring that Notice with you as your admission ticket. If you are a registered stockholder and you received printed copies of your proxy materials by mail, an admission ticket is attached to your proxy card. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). If you are a street-name stockholder and you received printed copies of your proxy materials, you will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of SHO shares as of the Record Date.

Q:	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A:

Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2013 Annual Report on Form 10-K and the proxy statement for our 2014 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our company incurs in connection with the solicitation of proxies.

Q:	What is “householding”?

A:	SHO has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to SHO by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call
1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company will deliver the requested documents to you promptly upon your request.

Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. Street-name stockholders should contact their broker or other nominee to request information about householding.

Q:	How do I revoke my consent to the householding program?

A:	Registered stockholders who share an address and last name with one or more other holders of record and who wish to continue to receive separate annual reports, proxy statements and other disclosure documents may revoke their consent by writing to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Registered stockholders may also revoke their consent by contacting SHO’s householding agent toll free at 1-800-542-1061 and following the voice prompts. These stockholders will be removed from the householding program within 30 days of receipt of the revocation of consent.

A number of brokerage firms have instituted householding. Street-name stockholders should contact their broker or other nominee to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

According to a Schedule 13D (Amendment No. 2) (the “ESL Schedule 13D”) filed on October 11, 2012 with the SEC by ESL Investments, Inc. and its investment affiliates, including Edward S. Lampert (collectively, “ESL”), ESL beneficially owned on the filing date 62.5% of our outstanding shares of common stock. As a result of ESL’s ownership of 62.5% of our outstanding shares of common stock, we qualify as, and have elected to become, a “controlled company” for the purposes of the NASDAQ Stock Market rules. This election allows us to rely on exemptions from specified corporate governance requirements applicable to NASDAQ-listed companies. Under these rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with specified corporate-governance requirements, including the requirement that a majority of the company’s board of directors consist of independent directors, the requirement that the company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, the requirement that the company have director nominees selected by vote of a majority of the independent directors, the requirement that the company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and the requirement for annual performance evaluations of the nominating and corporate governance and compensation committees of the company’s board of directors. As a controlled company, SHO has elected not to comply with these corporate governance requirements except that, as noted below, our Board of Directors (the “Board”) will conduct an annual evaluation to assess whether it and its committees are functioning effectively and except that the Compensation Committee and the Nominating and Corporate Governance Committee each has a Charter that addresses the committee’s purpose and responsibilities.

The Board is committed to effective corporate governance as a controlled company. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for SHO’s governance. The Nominating and Corporate Governance Committee will review and assess the Corporate Governance Guidelines annually and recommend changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.shos.com under the heading “Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that:

•	Independent directors are to meet regularly, at least twice a year, in executive session without management present.

•

The Board and its committees have the power to engage at the Company’s expense independent legal, financial, and other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board will conduct annual evaluations to assess whether it and its committees are functioning effectively.

The Company’s Insider Trading Policies provide that Board members and the Company’s employees are prohibited from (i) holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan, and (ii) engaging in transactions in publicly traded options based on the Company’s securities, such as puts, calls, and other derivative securities, on an exchange or in any other organized market.

The Company’ Annual Incentive Plan and the Company’s Long-Term Incentive Program provide that the Company will seek reimbursement from the Company’s executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law. The Company’s Annual Incentive Plan and the Company’s Long-Term Incentive Program are included as exhibits to the 2012 10-K.

Independence of Audit Committee Members; Audit Committee Financial Experts

Based on its analysis of the independence of each director for the purpose of determining eligibility to serve on the Audit Committee of the Board of Directors, the Board has determined that James F. Gooch, Jeffrey Flug, and Josephine Linden, the members of the Audit Committee, each meets the heightened independence criteria applicable to audit committee members under the NASDAQ Stock Market Rules. The Board determined following the Separation that during our 2012 fiscal year E.J. Bird, the Chair of the Audit Committee until he resigned from the Audit Committee on March 27, 2013, met the heightened independence criteria. The Board of Directors also has determined that James F. Gooch, the Chair of the Audit Committee, and Jeffrey Flug are “audit committee financial experts” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of seven nominees to our Board. If elected, seven nominees will hold office until the next annual meeting or until their successors are elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed. SHO’s entire Board of Directors currently consists of seven members. You may not vote for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors expects all nominees to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ELECTION

OF THE SEVEN NOMINEES FOR DIRECTOR.

The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company.

E.J. Bird, 50, has been a director of SHO since the Separation. Since March 11, 2013 he has served as Interim Chief Financial Officer of Sears Canada Inc., and he has been a director of Sears Canada Inc. since May 2006. Prior to his Sears Canada Inc. employment he was a private investor. He is also the President of Overflow Ministries, a not-for-profit organization, and has held this position since October 2003. Mr. Bird served as an analyst for Levine Investments, an investment partnership with public and private investments, from July 2002 to February 2010 and as Chief Financial Officer of ESL Investments, Inc. from September 1991 to June 2002. Mr. Bird has been a director of GWR Global Water Resources Corp. since December 2010. Mr. Bird brings a wealth of financial knowledge to the Board and has extensive expertise with respect to financial matters.

Jeffrey Flug, 50, has been a director of SHO since the Separation. Since August 2009, he has held a variety of senior positions, with Union Square Hospitality Group, LLC, a restaurant chain, and he currently serves as its President. Mr. Flug was Chief Executive Officer and Executive Director of Millennium Promise Alliance, Inc. a non-profit organization whose mission is to eradicate extreme global poverty, from April 2006 to June 2008. Mr. Flug was a Managing Director and Head of North American Institutional Sales at JPMorgan Chase & Co. from May 2000 to April 2006. From August 1988 to May 2000, Mr. Flug was a Managing Director for Goldman Sachs & Co. in its Fixed Income Division. He has been a director of PennantPark Investment Company since February 2007 and of PennantPark Floating Rate Capital Ltd. since October 2010. Mr. Flug brings to the Board broad expertise in investment banking, fixed income investing, accounting and business operations.

James F. Gooch, 45, has been a director of SHO since March 27, 2013. He served as President and Chief Executive Officer of RadioShack Corporation from May 2011 to October 2012, as President and Chief Financial Officer of RadioShack Corporation from January 2011 to May 2011, and as Chief Financial Officer of RadioShack Corporation from August 2006 to January 2011. Earlier in his career he was employed by Helene Curtis (a personal-care and beauty-products company), The Quaker Oats Company (a food-products company), Kmart Corporation (a retailer), and Sears Holdings. Mr. Gooch brings to the Board extensive experience, knowledge, and understanding about retail and consumer-product businesses. Mr. Gooch was recommended to the Nominating and Corporate Governance Committee by a non-management Board member.

William R. Harker, 40, has been a director and Chairman of the Board of Directors of SHO since August 2012. He founded The Harker Group LLC, a consulting firm, in August 2012 and has served as its principal since that time. From February 2011 until June 2012 Mr. Harker was the Executive Vice President and General

Counsel of ESL Investments, Inc. He served as an officer of Sears Holdings from September 2005 until August 2012 and since that time has provided consulting services to Sears Holdings. He joined Sears Holdings as Vice President and Chief Counsel in September 2005 and became Vice President, Acting General Counsel and Corporate Secretary of Sears Holdings in January 2006. In April 2006, Mr. Harker was elected the Senior Vice President, Acting General Counsel and Corporate Secretary. He served as Sears Holdings’ General Counsel and Corporate Secretary from December 2006 to May 2010 and also served as its Senior Vice President, Human Resources, from February 2008 to August 2009. Prior to Sears Holdings, Mr. Harker practiced law with the law firm of Wachtell, Lipton, Rosen and Katz from September 2000 to August 2005. Mr. Harker has been a director of Sears Canada Inc. since November 2008. He has served on the national Board of Trustees of the March of Dimes Foundation since June 2010. From time to time The Harker Group LLC provides consulting services to Sears Holdings. Mr. Harker brings a wealth of business and legal knowledge to the Board having held numerous senior business and legal positions.

W. Bruce Johnson, 61, has been a director and Chief Executive Officer and President of SHO since July 2012. He served as Executive Vice President—Off-Mall Businesses of Sears Holdings, to which position he was elected in September 2011. From February 2011 until September 2011, he served as Sears Holdings’ Executive Vice President—Off-Mall Business and Supply Chain. He served as Sears Holdings’ interim Chief Executive Officer and President from February 2008 to February 2011 and a member of the Board of Directors of Sears Holdings from May 2010 to May 2011. He previously served as Sears Holdings’ Executive Vice President, Supply Chain and Operations since the merger of Sears, Roebuck and Co. and Kmart Holding Corporation in 2005. He joined Kmart in October 2003 as Senior Vice President, Supply Chain and Operations. Mr. Johnson has extensive knowledge of retail company operations from his many years of experience working for Sears Holdings and companies such as Carrefour SA and Colgate-Palmolive Company. Mr. Johnson has also developed a strong understanding of SHO, its operations and the issues facing it as a result of his years of service with Sears Holdings.

Elizabeth Darst Leykum, 34, has been a director of SHO since the Separation. She is a Vice President at Rand Group, an investment management services firm, and has held this position since June 2012. The Rand Group provides services to ESL. Prior to her employment by the Rand Group she served as a Vice President of ESL Investments, Inc., which she joined in July 2004. Previously she worked in the Principal Investment Area at Goldman, Sachs & Co., an investment bank. She also currently serves as a trustee of Greenwich Academy where she is a member of its Finance and Investment Committees. Through her work in investment management, she brings to the Board a strong ability to analyze, assess, and oversee corporate and financial performance.

Josephine Linden, 61, has been a director of SHO since the Separation. She founded and has been the managing member and principal of Linden Global Strategies LLC, a New York-based SEC-registered investment management firm, since September 2011. From September 2010 to July 2011, she held an Adjunct Professor position in the Finance department of Columbia Business School. In November 2008, Mrs. Linden retired from Goldman, Sachs & Co. as a Partner and Managing Director after having been with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, head of Global Equities Compliance, and an Advisor to GSJBWere, Australia. She has served as a director of Bally Technologies, Inc. since April 2011. She is currently a trustee, and serves as chair of the Finance Committee and Treasurer, of Collegiate School in New York, New York and acts as financial advisor to The Prince of Wales Foundation. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs.

In accordance with SHO’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of skills and experience in relation to the needs of the Board. New director nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of director nominees resides with the Board of Directors.

While the Company does not have a formal diversity policy, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks director candidates with a broad diversity of professions, skills and backgrounds. The Nominating and Corporate Governance Committee discusses the diversity of the Board annually.

Following the Separation the Board met four times during fiscal year 2012 (the fiscal year ended February 2, 2013). All of the directors attended 100% of the Board meetings and 100% of the meetings of the committees on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend Annual Meetings of Stockholders.

Committees of the Board of Directors

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Compensation Committee has a Benefit-Plan Subcommittee. All members of the Audit Committee and the Benefit-Plan Subcommittee are independent, as defined in the NASDAQ Stock Market Rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee during fiscal year 2012 following the Separation. On March 27, 2013 (1) E.J. Bird resigned from the Audit Committee, the Compensation Committee, and the Benefit-Plan Subcommittee and (2) James F. Gooch was appointed by the Board to serve as Chair of the Audit Committee.

	Audit		Compensation		Nominating and Corporate Governance
E.J. Bird
Jeffrey Flug	X		X		X
James F. Gooch	X	*
William R. Harker			X	*
W. Bruce Johnson
Elizabeth Darst Leykum					X	*
Josephine Linden	X		X		X
Number of fiscal 2012 Meetings	3		4		1

*	Committee Chair

Each committee operates under a written charter. The charters are available on our corporate website, www.shos.com, under the heading “Corporate Governance.” The principal functions of each Committee are summarized below.

Audit Committee—the Audit Committee’s Charter provides that the Committee

•	Is responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report

•	Hires the independent registered public accounting firm to perform the annual audit

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm

•	Reviews financial reports, internal controls and risk exposures

•	Reviews management’s plan for establishing and maintaining internal controls

•	Reviews the scope of work performed by the internal audit staff

•	Discusses with the Company’s Chief Compliance Officer matters that involve our compliance and ethics policies

•	Reviews and approves all related party transactions, as defined by applicable NASDAQ rules

Compensation Committee—the Compensation Committee’s Charter provides that the Committee

•	Reviews recommendations for, and approves the compensation of, senior executive officers

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executive officers

•	Reviews the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement

•	Evaluates whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company

The sole members of the Benefit-Plan Subcommittee are Jeffrey Flug and Josephine Linden. The Benefit-Plan Subcommittee held two meetings during our 2012 fiscal year following the Separation.

Nominating and Corporate Governance Committee—the Nominating and Corporate Governance Committee’s Charter provides that the Committee

•	Reports annually to the Board with an assessment of the performance of the Board and its committees

•	Recommends to the Board new nominees for directors

•	Reviews recommended compensation arrangements for the Board

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines

Communications with the Board of Directors

Our Board has adopted a policy and process for stockholders to communicate with the Board or an individual director. Stockholders may communicate with the Board collectively, or with any of its individual non-employee directors, by writing to Sears Hometown and Outlet Stores, Inc. Board of Directors—Non-employee directors, c/o Secretary, Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192. The Secretary has discretion to determine whether stockholder communications are proper for submission to the intended recipient. Examples of stockholder communications that would be considered presumptively inappropriate for submission include the following: communications regarding the Company’s pricing of products or services; personal grievances or solicitations; communications that do not relate, directly or indirectly, to the Company; spam and other junk mail; product and service complaints or inquiries; new product suggestions; resumes and other job inquiries; surveys; business solicitations or advertisements, communications that are unduly hostile, threatening, illegal, or similarly unsuitable; and communications that are duplicative of previously submitted communications or are frivolous in nature. We will make available to any director any excluded communication at the director’s request.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for Board meetings and presides over Board meetings. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment, and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. We do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Audit Committee and the Compensation Committee above and in the charters of the Audit Committee and the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company. The Board has retained responsibility for general oversight of risks. The Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer and our General Counsel, whom the Board has appointed as our Chief Compliance Officer.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. The Nominating and Corporate Governance Committee will, when it deems appropriate, actively seek individuals qualified to become Board members, and will solicit input on director candidates from a variety of sources, including current directors. The Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications as well as consideration of diversity, skills, and experience in the context of the needs of the Board. While the Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2012.

Director nominees recommended by the Nominating and Corporate Governance Committee will be expected to be committed to representing the long-term interests of our stockholders. The Committee believes that it is important to align the interests of directors with those of our stockholders, and therefore encourages each director, and will encourage each director nominee, to own shares of our common stock, or have another economic interest in shares of our common stock (such as a limited partnership interest in a limited partnership that owns shares of our common stock), in an amount that is meaningful to that individual. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business or technology, and bring a diverse set of business experiences and perspectives to the Board.

You may nominate a candidate for election to the Board by complying with the nomination procedures in our Bylaws. Subject to the next sentence, for an election to be held at an annual meeting of stockholders other than the Annual Meeting (the “subject annual meeting”), nomination by a stockholder must be made by notice in writing delivered to the Company not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the subject annual meeting is more than 30 days before or more than seventy 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the subject annual meeting and not later than the 90th day prior to the subject annual meeting or the 10th day following the day on which public announcement of the date of the subject annual meeting is first made by the Company.

For an election to be held at a special meeting of stockholders, the stockholder’s notice in writing must be delivered to the Company not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the special meeting.

A stockholder’s written notice to the Secretary described in the preceding two paragraphs must be delivered to Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary, and must include each of the following:

•	the name and address of the stockholder;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the Annual Meeting or any other annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 21, 2013 by each of our directors, each Named Executive Officer, and all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock(2)		Percent of Class(3)
Steven D. Barnhart	0		—
E.J. Bird	0		—
Jeffrey Flug	0		—
John E. Ethridge II	0		—
James F. Gooch	0		—
Charles J. Hansen	0		—
William R. Harker	1,226		*
W. Bruce Johnson	11,529	(4)	*
Elizabeth Darst Leykum	0		—
Josephine Linden	0		—
William A. Powell	190		*
Directors and Executive Officers as a group (12 persons)	12,945		*

*	Less than 1%

(1)	The address of each beneficial owner is c/o Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192.

(2)

Ownership is as of March 21, 2013 and includes shares in which the director or executive officer may be deemed to have a beneficial interest. Unless otherwise indicated, the directors and executive officers listed in the table have sole voting and investment power with respect to the common stock listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	There were 23,100,000 shares of our common stock outstanding as of March 21, 2013.

(4)	Includes 7,287 shares in which Mr. Johnson and his wife share beneficial ownership.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by us to beneficially own 5% or more of our outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Class (b)
ESL Investments, Inc. and related entities, as a group(c) 1170 Kane Concourse, Suite 200 Bay Harbour, FL 33154	14,445,449	(d)	62.50%

Force Capital Management, LLC(e) 767 Fifth Avenue, 12th Floor New York, New York 10153	1,297,426	(f)	5.62%

(a)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)	There were 23,100,000 shares of our common stock outstanding as of March 21, 2013. The “Percent of Class” for ESL Investments, Inc. and related entities, as a group, and Force Capital Management, LLC each was calculated by using the disclosed number of beneficially owned shares as the numerator and 23,100,000 shares of the Company’s common stock outstanding as of March 21, 2013 as the denominator.

(c)	ESL Investments, Inc. and related entities, as a group, consists of the following: ESL Investments, Inc. (“Investments”); Edward S. Lampert; ESL Institutional Partners, L.P. (“Institutional”); CRK Partners, L.L.C. (“CRK LLC”); ESL Partners, L.P. (“Partners”); RBS Partners, L.P. (“RBS”); RBS Investment Management, L.L.C. (“RBSIM”); SPE Master I, LP (“SPE Master I”); and SPE I Partners, LP (“SPE I”). Mr. Lampert is the sole stockholder, the chief executive officer, and a director of Investments. Investments is the general partner of RBS Partners, the sole member of CRK LLC, and the manager of RBSIM. RBS is the general partner of Partners. RBSIM is the general partner of Institutional.

(d)	Beneficial ownership is based on the ESL Schedule 13D. Investments disclosed sole voting power and sole dispositive power as to 9,086,583 shares; Edward S. Lampert disclosed sole voting power as to 14,445,449 shares and sole dispositive power as to 9,086,583 shares; CRK LLC disclosed sole voting power and sole dispositive power as to 170 shares; Partners disclosed sole voting power and sole dispositive power as to 8,071,519 shares; RBS disclosed sole voting power and sole dispositive power as to 9,084,077 shares; RBSIM disclosed sole voting power and sole dispositive power as to 2,336 shares; Institutional disclosed sole voting power and sole dispositive power as to 2,336 shares; SPE Master I disclosed sole voting power and sole dispositive power as to 569,630 shares; and SPE I disclosed sole voting power and sole dispositive power as to 442,928 shares.

(e)	Beneficial ownership is based on the Schedule 13G filed by Force Capital Management, LLC reporting ownership as of December 31, 2012 (the “Force 13G”).

(f)	According to the Force 13G, Force Capital Management, LLC has sole voting and sole dispositive power as to the 1,297,426 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program, and the reasons we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the Named Executive Officers.

The Compensation Committee of the Board of Directors, with recommendations from the Company’s Chief Executive Officer, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers and the Company’s other associates participate. The members of the Compensation Committee during our 2012 fiscal year following the Separation were William R. Harker (Chair), E.J. Bird, Jeffrey Flug, and Josephine Linden. When we refer to the Compensation Committee in this Proxy Statement (including with respect to actions taken by the Compensation Committee), we are also referring to the Benefit-Plan Subcommittee of the Compensation Committee unless the context otherwise requires. The members of the Benefit-Plan Subcommittee during our 2012 fiscal year following the Separation were E.J. Bird, Jeffrey Flug, and Josephine Linden. On March 27, 2013 E.J. Bird resigned from the Compensation Committee and the Benefit-Plan Subcommittee. The Board has determined that the members of the Benefit-Plan Subcommittee as of the date of this Proxy Statement (Mr. Flug and Mrs. Linden) each qualifies as (1) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (together, the “Section 162(m) Rules”) and (2) a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (“Rule 16b-3”).

The goal of the Company’s compensation program is to attract, motivate, and retain talented individuals to promote the profitable growth of the Company’s business and to enhance stockholder value through the efficient use of the Company’s assets. SHO is committed to achieving long-term sustainable growth and increasing stockholder value. Our compensation programs for executive officers (including the Named Executive Officers), directors, and the Company’s other associates are designed to maintain these commitments and to encourage strong financial performance on an annual and long-term basis by using appropriate compensation structures and sound pay practices without creating undue stockholder risk. As executive officers assume greater responsibility, generally a larger portion of their total cash compensation opportunity would be designed to be dependent on Company performance.

Prior to the Separation the compensation objectives and implementing policies of Sears Holdings determined the compensation of Messrs. Johnson, Powell, Ethridge, and Hansen. Following the Separation, SHO’s compensation policies and objectives were applicable to the compensation of Messrs. Johnson, Barnhart, Powell, Ethridge, and Hansen. SHO’s compensation objectives and policies during the 2012 fiscal year following the Separation were influenced by a variety of factors, including SHO’s operating performance, the growth prospects for our business, prevailing retail market conditions, and the overall economic climate. SHO’s compensation objectives and policies during the 2012 fiscal year following the Separation also were influenced significantly, and in some cases the Compensation Committee’s ability to exercise discretion with respect to SHO’s compensation objectives and implementing compensation policies was limited, by SHO’s pre-Separation status as a wholly owned subsidiary of Sears Holdings, by actions taken or not taken by Sears Holdings while SHO was a wholly owned subsidiary of Sears Holdings, and by the fact that the Compensation Committee, which was not formed and its members not appointed until following the Separation, has not had a sufficient opportunity, consistent with its obligations and responsibilities, to definitively analyze and evaluate, and to reach its own definitive conclusions and determinations regarding, all of the appropriate compensation objectives and implementing compensation policies that SHO should adopt following the Separation.

Prior to the Separation SHO, Sears Holdings Management Corporation (a subsidiary of Sears Holdings), and each of the Named Executive Officers entered into a restated offer letter agreement with respect to the employment with SHO of each “Named Executive Officer” of SHO identified in the Summary Compensation Table (See “Item 1—Election of Directors—Executive Compensation—Summary Compensation Table” in this Item 1), contingent on the completion of the Separation (each an “Offer Letter” and together the “Offer Letters”). Immediately prior to the Separation SHO was a wholly owned subsidiary of Sears Holdings. The Offer Letters are summarized under “Executive Compensation—SHO Employment Arrangements” in this Item 1. Each Offer Letter, among other things, establishes the Named Executive Officer’s annual base salary, provides details regarding the Named Executive Officer’s participation in SHO’s annual incentive plan for the 2012 fiscal year (including the Named Executive Officer’s level of participation as a specific percentage of base salary), and provides details regarding the Named Executive Officer’s participation in SHO’s 2012 Long-Term Incentive Plan (including the Named Executive Officer’s level of participation as a specific percentage of base salary).

With respect to each of Messrs. Johnson and Powell, his Offer Letter also provides that he will receive cash retention awards from SHO to replace restricted stock and cash awards made by Sears Holdings prior to the Separation, the terms of which, including equivalent cash value to be reflected by cash awards to be made by SHO following the Separation and vesting, were reflected in the Offer Letters. As more fully described below in this Compensation Discussion and Analysis, the Committee granted these awards to Messrs. Johnson and Powell, in each case in accordance with the terms and conditions of his Offer Letter.

Mr. Barnhart’s Offer Letter provides that he will receive a one-time sign-on bonus of $300,000 and a cash retention bonus of $400,000. See “Executive Compensation—SHO Employment Arrangements—Mr. Barnhart’s Offer Letter” in this Item 1. SHO has paid to Mr. Barnhart the $300,000 sign-on bonus in accordance with the terms and conditions of Mr. Barnhart’s Offer Letter.

SHO believes that, subject to applicable law and performance by the Named Executive Officers, the Offer Letters are binding on, and enforceable against, SHO in accordance with their terms. During the 2012 fiscal year following the Separation, the Compensation Committee believes that it took all actions, consistent with its responsibilities and obligations under the Compensation Committee Charter and Delaware law, that were necessary to enable SHO, during the 2012 fiscal year following the Separation, to perform its obligations in accordance with the terms and conditions of the Offer Letters. The Compensation Committee has not been asked to approve the Offer Letters, and the Compensation Committee has not sought to, or recommended that SHO seek to, modify or terminate the Offer Letters.

Prior to the Separation, SHO’s Board of Directors (consisting of Messrs. Harker and Johnson) adopted the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program (the “UIP”), the Sears Hometown and Outlet Stores, Inc. Annual Incentive Plan (the “AI Plan”), the Sears Hometown and Outlet Stores, Inc. Long-Term Incentive Program (the “LTI Program”), and the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan (the “Stock Plan” and together with the UIP, AI Plan, and the LTI Program, the “Plans”). Following the Separation the Benefit-Plan Subcommittee approved the Plans.

Highlighted below are the key actions with respect to our executive compensation programs for fiscal year 2012 and fiscal year 2013 that were approved by the Compensation Committee during the 2012 fiscal year following the Separation. Each action, subject to the terms and conditions of the Offer Letters, was intended to link compensation for the Named Executive Officers with SHO’s financial performance.

•

The Compensation Committee adopted the 2012 Annual Incentive Plan (the “2012 AIP”) through which qualified participants, including the Named Executive Officers, earned cash incentive compensation based upon achievement of a specific financial goal or goals for our 2012 fiscal year that were designed to challenge the Named Executive Officers to achieve high performance in our 2012 fiscal year. See “Executive Compensation—Summary Compensation Table” in this Item 1.

•	The Compensation Committee adopted the 2012 Long-Term Incentive Program (the “2012 LTIP”) through which qualified participants, including the Named Executive Officers, are eligible to earn cash incentive compensation based upon achievement of SHO EBITDA (as defined below) goals for our 2012 through 2014 fiscal years that are designed to motivate our Named Executive Officers to focus on long-term Company performance. See “Executive Compensation—Grants of Plan-Based Awards” in this Item 1.

•

The Compensation Committee adopted the 2013 Annual Incentive Plan (the “2013 AIP”) through which, qualified participants, including the Named Executive Officers, are eligible to earn cash incentive compensation based upon achievement of SHO EBITDA goals for our 2013 fiscal year that are designed to challenge the Named Executive Officers to achieve high performance in our 2013 fiscal year.

The Compensation Committee’s charter provides that it has the sole authority (1) to retain and terminate any compensation consultant to be used to assist it in the evaluation of executive compensation and (2) to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2012.

The AI Plan and the LTI Program each provides that, to the extent permitted by applicable law, the Company will seek reimbursement from executive officers of payouts made to them if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct.

Executive Compensation Philosophy and Objectives

SHO believes that its long-term success will be directly related to our ability to attract, motivate and retain highly talented executives who are committed to our company’s vision, mission and values. Our values, which we believe encourage individual and collective accountability and foster an environment of results and recognition, include independence, focus, efficiency, and collaboration, which the Company believes supports its mission to provide great service to its customers every day while enhancing the Company’s commitment to financial priorities.

The decisions made by the Compensation Committee during the 2012 fiscal year with respect to (1) the 2012 AIP, which were subject to the terms and conditions of the Offer Letters, (2) the 2013 AIP, and (3) the 2012 LTIP reflected the Compensation Committee’s pay-for-performance compensation philosophy for our Named Executive Officers. The Compensation Committee believes that total annual compensation paid to the Named Executive Officers should generally depend on SHO’s financial performance, the level of job responsibility, and individual performance, and SHO’s need to attract top executive talent and retain key executives. The total compensation arrangements provided to the Named Executive Officers include annual and long-term incentive programs that have been designed to motivate and encourage the Named Executive Officers to drive performance and achieve superior results for SHO and its stockholders. The Compensation Committee also believes that compensation should reflect the value of the job in the marketplace. While the Compensation Committee’s objective is to approve compensation and benefits arrangements that reflect the pay-for-performance compensation philosophy, it recognizes that the Company should be able to provide additional inducements, such as sign-on bonuses and other provisions, in order to recruit, retain, and motivate highly qualified executives.

Competitive Pay Practices

The Company believes that, in order to attract qualified external candidates and retain valuable executives, the Company must offer executive-compensation arrangements that include elements that candidates would view favorably when considering other employment opportunities that may reasonably be available to them. In making compensation decisions, the Company takes into account competitive considerations, individual performance, tenure in position, internal pay equity (meaning the relative pay differences for different positions within the Company), and the effect on our general and administrative expenses. The Company also takes into account compensation and market data, and other HR and recruiting resources, which data, where appropriate, focuses on, or relates to, comparable positions and retail-specific organizations. We do not benchmark against a set list of competitors or a peer group.

Executive Compensation Program: Key Elements

The key elements of our compensation program for the Named Executive Officers include base salary and annual and long-term (three-year) incentive opportunities. Annual incentive opportunities seek to focus attention on the key business drivers for a specified fiscal year and seek to link the individual’s performance to the Company’s annual performance. Long-term incentive opportunities include performance-based programs designed to drive long-term performance through effective long- and short-term decision making. Cumulatively, short- and long-term incentive programs work together to drive Company performance—annual and long term.

Rewarding Short-Term Performance

•	Base Salary—Base salary is the fixed element of each Named Executive Officer’s cash compensation.

•

Annual Incentive Plan—Each of the 2012 AIP and the 2013 AIP is intended to be a pay-for-performance program providing for annual cash awards to qualified participants, including the Named Executive Officers, based on achievement of financial performance goals relating to our 2012 fiscal year in the case of the 2012 AIP and to our 2013 fiscal year in the case of our 2013 AIP. The purpose of the 2012 AIP and the 2013 AIP is to motivate the qualified participants, including the Named Executive Officers, to achieve financial performance goals for the applicable SHO fiscal year by making their cash incentive award variable and dependent upon SHO’s financial performance for the fiscal year.

Rewarding Long-Term Performance

•

Long-Term Performance-Based Programs—Our 2012 LTIP is intended to be a pay-for-performance program designed to motivate the qualified participants, including the Named Executive Officers, to focus on long-term performance. Our 2012 LTIP reinforces accountability by linking executive compensation to sustained performance goals over a three-year period. SHO believes that the 2012 LTIP is an important incentive that will encourage the alignment of each Named Executive Officer’s goals with SHO’s strategic direction and initiatives, which in turn should result in increased stockholder returns. Mr. Johnson intends to propose to the Compensation Committee prior to the Annual Meeting that the Compensation Committee adopt, and make awards in accordance with, a three-year 2013 long-term incentive program under the LTI Program, and the Compensation Committee could exercise its discretion to take those actions.

•

Equity Compensation—As of the date of this Proxy Statement, the Compensation Committee has not made any equity awards. The Compensation Committee’s belief is that the Stock Plan, if approved by the stockholders at the Annual meeting, will enable the Compensation Committee to make appropriate equity awards that would encourage retention and foster alignment with stockholders. See “Item 5—Approval of the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan” in this Proxy Statement. The Stock Plan provides that the Compensation Committee in its discretion may use shares reserved for issuance as payment to satisfy cash awards made under, and subject to the terms and conditions of, the Company’s other benefit plans in effect from time to time including the AI Plan, the LTI Program, and the UIP.

The expectation of the Compensation Committee is that, as an executive assumes greater responsibility within the Company, in most cases an increasingly larger portion of the executive’s total cash compensation opportunity will be designed to depend on Company performance. In the future, the Compensation Committee expects that its future decisions regarding the compensation of each of our Named Executive Officers will take into account many factors, including the Named Executive Officer’s performance and experience, the Company’s overall performance, retention concerns, the responsibilities, impact and importance of the Named Executive Officer’s position within the Company, the Named Executive Officer’s expected future contributions to the Company, the Named Executive Officer’s historical compensation, and internal pay equity. The Compensation Committee has not established a policy or target for the allocation between annual and long-term incentive compensation. Instead, the Compensation Committee expects that, in the future, it will evaluate, with respect to each Named Executive Officer, his or her individual performance, historical performance, experience, current and anticipated span of control, department performance, ability to affect short- and longer-term Company objectives, and fiscal accountability, among other factors that the Compensation Committee may take into account in the future, to determine the future compensation elements including the portion of compensation that should be tied to Company performance.

How Elements Are Used to Achieve Our Compensation Objectives

During the 2012 fiscal year following the Separation, the Compensation Committee sought to achieve the objectives of our compensation program through the grant of 2012 AIP awards, 2012 LTIP awards, and 2013 AIP awards to our Named Executive Officers. The 2012 AIP awards granted by the Compensation Committee reflected the terms and conditions of the Offer Letters and offered the Named Executive Officers an opportunity for cash compensation based upon performance measures during the 2012 fiscal year, and rewarded the Named Executive Officers for achieving annual financial performance targets. The 2013 AIP awards granted by the Compensation Committee offer the Named Executive Officers an opportunity for cash compensation based solely upon SHO EBITDA during our 2013 fiscal year and, therefore, will reward the Named Executive Officers for achieving a single financial performance target during our 2013 fiscal year. The 2012 LTIP awards granted by the Compensation Committee offer the Named Executive Officers an opportunity for cash compensation based upon cumulative SHO EBITDA during our 2012, 2013, and 2014 fiscal years. The 2012 LTIP awards will reward the Named Executive Officers for achieving a three-year financial performance objective, and the Compensation Committee believes that the 2012 LTIP awards should motivate the Named Executive Officers to seek to achieve the Company’s sustained financial performance.

Based on the Compensation Committee’s belief that the most fair and effective way to motivate the Company’s Named Executive Officers to produce the best results for its stockholders (and to avoid the taking of inappropriate risks) is to have a significant proportion of an executive officer’s total compensation that is performance-based, the Compensation Committee believes that the size of the annual and long-term performance awards granted to the Named Executive Officers, relative to total compensation, should be based, depending on the particular Named Executive Officer, primarily upon the Named Executive Officer’s potential to affect the Company’s financial performance and secondarily upon such factors as the Named Executive officer’s span of control and fiscal accountability.

The 2012 AIP and the 2012 LTIP awards granted to each Named Executive Officer in the 2012 fiscal year provided for threshold, target, and maximum amounts that were based on a percentage of the Named Executive’s base salary, which percentage was provided in the Named Executive Officer’s Offer Letter. The 2013 AIP award granted to each Named Executive Officer in the 2012 fiscal year provides for threshold, target, and maximum amounts that are based on a percentage of the Named Executive Officer’s base salary, which percentage the Compensation Committee did not change from the percentage reflected in the Offer Letters.

The Compensation Committee determines whether the applicable financial performance targets have been attained under our annual and long-term incentive compensation plans.

Fiscal Year 2012 Compensation Decisions

During our 2012 fiscal year prior to the Separation, the compensation objectives and policies of Sears Holdings determined the compensation of Messrs. Johnson, Powell, Ethridge, and Hansen. With respect to the Named Executive Officers, the Offer Letters provide for 2012 AIP awards and 2012 LTIP awards. Each Offer Letter establishes the Named Executive Officer’s annual base salary, provides details regarding the Named Executive Officer’s participation in SHO’s annual incentive plan for the 2012 fiscal year (including the Named Executive Officer’s level of participation as a specific percentage of base salary), and provides details regarding the Named Executive’s participation in the 2012 LTIP (including the Named Executive Officer’s level of participation as a specific percentage of base salary).

Each of the 2012 AIP and 2013 AIP grants is subject to the “Reimbursement of Excess Awards” requirements of the AI Plan and each of the 2012 LTIP grants is subject to the same requirements in the LTI Program. These requirements provide that the Company will seek reimbursement from executive officers, to the extent permitted by law, if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct.

Base Salary

Generally we set base salaries to reflect performance and experience, expected future contributions to the Company, the responsibilities, impact and importance of the employee positions, internal pay equity, and external pay data. The timing and amount of base-salary increases generally will depend on past performance, promotion or other change in responsibilities, expected future contributions to the Company, and current market competitiveness.

The current annual base salaries for Messrs. Johnson, Barnhart, Powell, Ethridge, and Hansen, which are the annual base salaries provided in the Offer Letters, are $1,000,000, $500,000, $550,000, $260,000, and $410,000, respectively.

2012 Annual Incentive Compensation

The AI Plan is a cash-based program that is intended to reward eligible associates, including our Named Executive Officers, for annual Company fiscal performance.

During our 2012 fiscal year and promptly following the Separation our management, including Mr. Johnson and our Vice President, Human Resources, made recommendations to the Compensation Committee regarding the 2012 AIP awards for the Named Executive Officers including Mr. Johnson. The recommendations reflected the terms and conditions of the Offer Letters. The Offer Letters for Messrs. Johnson, Powell, Ethridge, and Hansen provide that their participation in Sears Holdings’ 2012 annual incentive plan prior to the Separation will transition to a SHO annual incentive plan for SHO’s 2012 fiscal based to a specified extent on SHO EBITDA and to a specified extent on Sears Holdings EBITDA performance measures. The Offer Letters for Messrs. Johnson, Powell, Ethridge, and Hansen also provide for an annual incentive opportunity, as a percent of base salary, of 100%, 75%, 50%, and 50%, respectively. Mr. Barnhart’s Offer Letter provides that he will participate in the 2012 AIP with an annual incentive opportunity of 75% of base salary.

Our management’s recommendations also reflected the fact that the Separation occurred after Sears Holdings had established, for Sears Holdings’ 2012 fiscal year, (1) business operating plans and initiatives for Sears Holdings’ pre-Separation Sears Hometown and Hardware and Sears Outlet businesses and (2) annual incentive performance measures under Sears Holdings’ incentive plans (including Sears Holdings’ 2012 annual incentive plan) for the associates employed in those businesses. Management’s recommendations also took into account such factors as SHO’s results of operations for its 2012 fiscal year to the date of management’s assessment, management’s expectation of SHO’s results of operations for our entire 2012 fiscal year, market trends, as well as the general state of the economy, and management’s expectation as to what SHO’s financial condition would be at the end of the 2012 fiscal year.

We use SHO EBITDA as a performance measure for compensation purposes because it is a metric used by the Company to measure business performance. We believe that the use of SHO EBITDA as a performance measure assists our ability to achieve our compensation objectives to promote the profitable growth of the Company’s business and to enhance stockholder value through the efficient use of the Company’s assets. In this Compensation Discussion and Analysis SHO EBITDA generally means SHO’s externally reported Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) from which we may exclude (1) specified expenses and accounting adjustments related to the Separation that impact externally reported

Adjusted EBITDA but that management believes do not result from management’s performance in operating SHO’s businesses and (2) store closing and related severance costs. In addition SHO EBITDA as used in this Compensation Discussion and Analysis may also exclude the following: asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual or nonrecurring items of gain or loss; gains or losses on acquisitions, divestitures or store closures; domestic pension expense; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger-related; accruals for reorganization or restructuring programs; foreign exchange gains and losses; and tax valuation allowances and tax claim judgment or settlements. SHO EBITDA for our 2012 fiscal year also was adjusted to reflect pre-Separation proforma costs associated with operating as an independent public company.

Following the Separation the Compensation Committee (1) approved 2012 performance measures for the 2012 AIP, which performance measures with respect to the Named Executive Officers were consistent with the terms and conditions of the Offer Letters and management’s recommendations, (2) made 2012 AIP awards to eligible participants including the Named Executive Officers, (3) determined the extent to which the SHO EBITDA performance measure for the 2012 AIP had been achieved, and (4) approved the payments the Company made to the Named Executive Officers in accordance with the 2012 AIP. For Mr. Johnson, a SHO EBITDA goal for our 2012 fiscal year accounted for 55% of his annual incentive opportunity, a Sears Holdings Automotive business unit EBITDA goal for Sears Holdings’ 2012 fiscal year accounted for 35% of his annual incentive opportunity, and a Sears Holdings quarterly EBITDA goal for the first and second fiscal quarters of Sears Holdings’ 2012 fiscal year accounted for 10% of his annual incentive opportunity. Mr. Johnson’s 2012 AIP payment did not include any amount paid with respect to the latter two goals. For Messrs. Powell, Ethridge, and Hansen, a SHO EBITDA goal for our 2012 fiscal year accounted for 90% of the annual incentive opportunity for each of them and a Sears Holdings quarterly EBITDA goal for the first and second fiscal quarters of Sears Holdings’ 2012 fiscal year accounted for 10% of the annual incentive opportunity for each of them. The 2012 AIP payment for each of Messrs. Powell, Ethridge, and Hansen did not include any amount with respect to the Sears Holdings EBITDA goal. For Mr. Barnhart, whose employment with SHO began shortly prior to the Separation, a SHO EBITDA goal for 2012 accounted for 100% of his 2012 AIP incentive opportunity.

The 2012 AIP provided that (1) at the threshold level of SHO EBITDA performance (73.9% of target level of performance) the Named Executive Officers would receive 20% of their incentive opportunity, (2) at the target level of SHO EBITDA performance the Named Executive Officers would receive 100% of their incentive opportunity, and (3) at the maximum level of SHO EBITDA performance (167.7% of target level of performance) the Named Executive Officers would receive 200% of their incentive opportunity. The 2012 AIP also provided that the payment percentage between threshold and maximum payment would be based on a series of straight-line (linear) interpolations as follows: (1) a 3.07% increase in payment for every 1% increase in SHO EBITDA from threshold to target; and (2) a 1.48% increase in payment for every 1% increase in SHO EBITDA from target to maximum. With respect to the 2012 AIP, for every $7 of SHO EBITDA for the 2012 fiscal year above the target amount $1 would be paid to the 2012 AIP awards recipients as a group, including the Named Executive Officers. The Compensation Committee determined, in accordance with the terms of the 2012 AIP, that 98.84% of the target level of SHO EBITDA performance was achieved, which resulted in payouts equal to 96.44% of targets attributable to SHO EBITDA. See “Executive Compensation—Summary Compensation Table” in this Item 1 for the 2012 AIP payments made to Messrs. Johnson, Barnhart, Powell, Ethridge, and Hansen in accordance with the 2012 AIP as determined by the Compensation Committee.

2013 Annual Incentive Compensation

Following the Separation our management, including Mr. Johnson and our Vice President, Human Resources, made recommendations to the Compensation Committee regarding the 2013 AIP awards for the Named Executive Officers. The recommendations were made in conjunction with, and took into account, the projected results of operations that underlay management’s presentation to the Board of management’s business operating plan for our 2013 fiscal year and also took into account a number of the assumptions that were reflected in the business operating plan.

During our 2012 fiscal year following the Separation the Compensation Committee also approved the 2013 AIP and 2013 AIP awards to eligible participants including the Named Executive Officers. The 2013 AIP, like the 2012 AIP, is a cash-based program, and the terms and conditions of the 2013 AIP awards were consistent with the recommendations, except that the Compensation Committee increased the amount of SHO EBITDA that would be required to meet the maximum level of performance. The Compensation Committee approved (1) SHO EBITDA as the sole performance measure for the Named Executive Officers (see “2012 Annual Incentive Compensation” above in this Compensation Discussion and Analysis for the reason why we use SHO EBITDA) and (2) for Messrs. Johnson, Barnhart, Powell, Ethridge, and Hansen annual incentive opportunity as a percent of base salary of 100%, 75%, 75%, 50%, and 50%, respectively. The 2013 AIP provides that (A) at the threshold level of SHO EBITDA performance (90.5% of target level of performance) the Named Executive Officers would receive 40% of their incentive opportunity, (B) at the target level of SHO EBITDA performance the Named Executive Officers would receive 100% of their incentive opportunity, and (C) at the maximum level of SHO EBITDA performance (149.3% of target level of performance (125% as proposed by management)) the Named Executive Officers would receive 200% of their incentive opportunity. The 2013 AIP also provides that the payment percentage between threshold and maximum payment would be based on a series of straight-line (linear) interpolations as follows: (i) a 6.3% increase in payment for every 1% increase in SHO EBITDA from threshold to target and (ii) a 2% increase in payment for every 1% increase in SHO EBITDA from target to maximum. With respect to the 2013 AIP, for every $6 of SHO EBITDA for the 2013 fiscal year above the target amount $1 will be paid to the 2013 AIP awards recipients as a group, including the Named Executive Officers. See “Executive Compensation—Grants of Plan-Based Awards” in this Item 1 for estimated future payouts under the 2013 AIP.

SHO’s ability to achieve the SHO EBITDA for our 2013 fiscal year for the purpose of achieving the target level of performance for the 2013 AIP is uncertain and will depend on a number of factors, many of which (such as consumer sentiment and the current economic and retail environment) are not reasonably within our control. The Compensation Committee established the performance measure for the 2013 AIP to encourage what the Compensation Committee believes would be the achievement of strong SHO EBITDA results for our 2013 fiscal year. The target level of performance has been designed to be achievable with high management performance and favorable economic and retail conditions, while achievement at the maximum level of performance has been designed to be very difficult to accomplish.

Long-Term Compensation Opportunity—2012 LTIP

The LTI Program provides that it is designed to motivate SHO’s executive leadership, including the Named Executive Officers, to achieve significant, lasting change that successfully positions SHO for future growth. Awards under the 2012 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash, or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the 2012 LTIP is contingent on the availability of shares of stock under a stockholder-approved plan of the Company providing for the issuance of shares in satisfaction of 2012 LTIP awards. We are submitting the Stock Plan to the stockholders for approval (see “Item 5—Approval of Stock Plan” in this Proxy Statement).

During our 2012 fiscal year following the Separation Mr. Johnson and our Vice President, Human Resources, made recommendations to the Compensation Committee regarding 2012 LTIP awards for the Named Executive Officers. The recommendations included a cumulative three-year SHO EBITDA performance measure for SHO’s 2012, 2013, and 2014 fiscal years that was based on projected annual EBITDA amounts for the pre-Separation Sears Hometown and Hardware and Sears Outlet businesses for the 2012, 2013, and 2014 fiscal years, which projected amounts had been developed prior to the Separation by members of Sears Holdings’ management, including individuals who are now employed by SHO.

During our 2012 fiscal year following the Separation the Compensation Committee approved the 2012 LTIP and 2012 LTIP awards to eligible participants including the Named Executive Officers. The Compensation

Committee approved (1) the recommended cumulative three-year SHO EBITDA performance measure as the sole performance measure for the 2012 LTIP awards (see “2012 Annual Incentive Compensation” above in this Compensation Discussion and Analysis for the reason why we use SHO EBITDA), which performance measure was consistent with the recommendations and (2) for Messrs. Johnson, Barnhart, Powell, Ethridge, and Hansen three-year incentive opportunities as a percent of base salary of 200%, 100%, 100%, 50%, and 50%, respectively.

The 2012 LTIP provides that (1) at the threshold level of cumulative three-year SHO EBITDA performance (70% of target level of performance) the Named Executive Officers would receive 25% of their incentive opportunity, (2) at the target level of SHO EBITDA performance the Named Executive Officers would receive 100% of their incentive opportunity, and (3) at the maximum level of SHO EBITDA performance (150% of target level of performance) the Named Executive Officers would receive 200% of their incentive opportunity. The 2012 LTIP also provides that the payment percentage between threshold and maximum payment would be based on a series of straight-line (linear) interpolations as follows: (A) a 2.5% increase in payment for every 1% increase in cumulative three-year SHO EBITDA from threshold to target and (B) a 2% increase in payment for every 1% increase in cumulative three-year SHO EBITDA from target to maximum. With respect to the 2012 LTIP, for every $34 of cumulative SHO EBITDA for the 2012, 2013, and 2014 fiscal years above the target amount $1 will be paid to the 2012 LTIP awards recipients as a group, including the Named Executive Officers. See “Executive Compensation—Grants of Plan-Based Awards” in this Item 1 for estimated future payouts under the 2012 LTIP.

SHO’s ability to achieve cumulative SHO EBITDA for the 2012, 2013, and 2014 fiscal years for the purpose of achieving the target level of performance for the 2012 LTIP is quite uncertain and will depend on a number of factors, many of which (such as consumer sentiment and the economic and retail environment during the remainder of 2013 and 2014) are not reasonably within our control. The Compensation Committee established the cumulative performance measure for the 2012 LTIP to encourage what the Compensation Committee believes would be the achievement of strong three-year SHO EBITDA results. The target level of performance has been designed to be achievable with sustained management performance at a high level and favorable economic and retail conditions, while payout at the maximum level has been designed to be very difficult to achieve. Based on the Company’s results of operations for its 2012 fiscal year, the Company recorded compensation expense for the Company’s 2012 fiscal year in an amount equal to one third of the 2012 LTIP’s cumulative three-year SHO EBITDA performance at the target level.

The Offer Letters for the Named Executive Officers provide that their participation in the Sears Holdings 2010 and 2011 Long-Term Incentive Plans (2011 with respect to Mr. Ethridge) will cease effective upon the Separation and any compensation that might become payable under those plans will become payable under the 2012 LTIP and the accruals and liabilities for these amounts will become obligations of SHO and payable in 2013 and 2014, respectively. Sears Holdings has advised SHO that no amount will become payable to any Named Executive Officer under the Sears Holdings 2010 Long-Term Incentive Plan. Sears Holdings has also advised SHO that no amount will become payable to any Named Executive Officer under the Sears Holdings 2011 Long-Term Incentive Plan except that in 2014 $106,240 will become payable to Mr. Johnson and $26,828 will become payable to Mr. Ethridge if each of them is actively employed by SHO on the payment date.

Other Long-Term Compensation Opportunities

Mr. Barnhart’s Offer Letter provides for a long-term retention bonus of $400,000. One-third of this bonus will vest and become payable as soon as administratively practicable following each of the first, second, and third anniversaries of his start date but only if he is actively employed by SHO on the applicable payment date. If his employment is terminated by SHO other than for “Cause” or “Good Reason” the bonus will vest in the portion scheduled to vest during the twelve months immediately following the termination date.

Mr. Johnson’s Offer Letter provides that (1) two 10,000-share restricted stock awards granted to him by Sears Holdings prior to the Separation, and which had not vested prior to the Separation, will be cancelled effective upon the Separation and (2) he will receive an equivalent cash replacement award from SHO for each cancelled restricted stock award, each of which will continue under the same vesting schedule and terms and conditions as the restricted stock award that it replaced. The Offer Letter provides that the equivalent value of each equivalent cash replacement award will be determined based on the market closing price of Sears Holdings’ common stock on the day before the Separation. The Offer Letter also provides that specified cash rights relating to the restricted stock awards also will be cancelled and that Mr. Johnson will receive a cash replacement award from SHO for each cancelled cash right, each of which also will continue under the same vesting schedule and terms and conditions as the cash right that it replaced. During our 2012 fiscal year following the Separation the Compensation Committee, in accordance with Mr. Johnson’s Offer Letter, granted him two cash replacement awards each in the amount of $623,891 with respect to the cancelled restricted stock awards and their related cash rights, each of which will continue under the same vesting schedule and terms and conditions as the cancelled restricted stock award and its related cash rights.

Mr. Powell’s Offer Letter provides that (1) one 1,632-share restricted stock award, one 1,921-share restricted stock award, and two $112,500 cash retention awards granted to him by Sears Holdings prior to the Separation, and which had not vested prior to the Separation, will be cancelled effective upon the Separation and (2) he will receive an equivalent cash replacement award from SHO for each cancelled restricted stock award and each cancelled cash retention award, each of which will continue under the same vesting schedule and terms and conditions as the restricted stock award or cash retention award that it replaced. The Offer Letter provides that the equivalent value of each equivalent cash award that replaces a restricted stock award will be determined based on the market closing price of Sears Holdings’ common stock on the day before the Separation. The Offer Letter also provides that specified cash rights relating to the restricted stock awards also will be cancelled and that Mr. Powell will receive a cash replacement award from SHO for each cancelled cash right, each of which also will continue under the same vesting schedule and terms and conditions as the cash right that it replaced. During our 2012 fiscal year following the Separation the Compensation Committee, in accordance with Mr. Powell’s Offer Letter, granted him one cash replacement award in the amount of $214,319 and one cash replacement award in the amount of $232,349 with respect to the cancelled restricted stock awards (and their related cash rights) and the cancelled cash retention awards, each of which will continue under the same vesting schedule and terms and conditions as the cancelled restricted stock award and its related cash rights.

Time-Based Equity Compensation

As of the date of this Proxy Statement, the Compensation Committee has not granted under the Stock Plan time-based equity compensation awards to the Named Executive Officers.

Other Compensation Elements

Discretionary Bonuses

See “Introduction” to this Compensation Discussion and Analysis for a description of a $300,000 sign-on bonus paid by Sears Holdings to Mr. Barnhart. Mr. Barnhart’s Offer Letter provides that he must repay the (1) the full amount of the bonus if the termination of his employment (other than for “Good Reason”) occurs within twelve months of his start date or (2) the full amount of the bonus reduced by 1/12th for each full month he is employed after the first twelve months of employment if the termination of his employment occurs during the thirteenth through the twenty-fourth month of employment.

Perquisites and Other Benefits

During the 2012 fiscal year, Mr. Johnson received benefits consisting of round trip ground transportation between his residence in the Chicago metropolitan area and SHO’s headquarters in Hoffman Estates, Illinois. Mr. Johnson is responsible for any related taxes associated with the personal use of Company-furnished transportation. See “Executive Compensation—Summary Compensation Table” in this Item 1 regarding these benefits.

During the 2012 fiscal year prior to the Separation, Mr. Powell received four quarterly installments of $8,750 each in advance to cover the cost of Mr. Powell’s commuting between his primary residence in Cleveland, Ohio and SHO’s headquarters in Hoffman Estates, Illinois, which installments include a tax gross-up payment of $14,224. See “Executive Compensation—Summary Compensation Table” in this Item 1 regarding these benefits.

Retirement Plans

During the 2012 fiscal year prior to the Separation SHO associates, including the Named Executive Officers, were eligible to participate in a Sears Holdings’ 401(k) savings plan. The Company did not offer a 401(k) plan during its 2012 fiscal year following the Separation. The Company has been authorized by the Board to implement a SHO 401(k) plan in 2013 in which the Named Executive Officers will be eligible to participate. The Company expects that this plan will include a Company 50% matching contribution on the first 6% of participant contributions (excluding “catch-up” contributions for plan years that include less than twelve months). SHO does not have, and does not intend to establish, a defined benefit plan.

Severance Benefits

Each of our Named Executive Officers is a party to an Executive Severance Agreement with SHO entered into prior to the Separation. See “Severance Benefits upon Involuntary Termination for ‘Good Reason’ or Without ‘Cause’ ” and “Other Terms of Severance Agreements” in this Item 1 regarding severance benefits.

Fiscal Year 2012 CEO Compensation

Mr. Johnson was appointed as our Chief Executive Officer and elected as a member of the Board prior to the Separation when the Company was a wholly owned subsidiary of Sears Holdings. As more fully described elsewhere in this Compensation Discussion and Analysis in accordance with his Offer Letter Mr. Johnson receives, among other things, an annual base salary of $1,000,000, he participated in the 2012 AIP, he participates in the 2012 LTIP, and he participates in the 2013 AIP. Mr. Johnson’s Executive Severance Agreement provides, among other things, that if he is involuntarily terminated by the Company for any reason (other than for specified Cause, death or Disability) or if he voluntarily terminates his employment for specified Good Reason, he will be paid an amount equal to his annual base salary in effect immediately prior to the date of employment termination for a period of twelve months and target annual incentive bonus for the year in which employment termination occurs. Mr. Johnson’s Offer Letter provides that if his employment is terminated as provided in the preceding sentence he will be deemed to have vested in all portions of his two $623,891 cash replacement awards described in “Other Long-Term Compensation Opportunities” in this Compensation Discussion and Analysis that were scheduled to vest during the fifteen months immediately following the employment termination date. Mr. Johnson’s Executive Severance Agreement also includes non-compete, non-solicitation, and non-disclosure covenants.

Certain Tax Consequences

In setting an executive officer’s compensation arrangement, the Compensation Committee considers the requirements of the Section 162(m) Rules, which provide that compensation in excess of $1 million paid to the chief executive officer and the other three most highly compensated executive officers (other than the chief financial officer) is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Neither base salary nor cash retention awards that vest based solely on continued service qualify as performance-based compensation under the Section 162(m) Rules. While the Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the Named Executive Officers, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating, and retaining the Company’s key executives.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to the compensation of our Chief Executive Officer and our other executive officers. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans and our policies and programs as they affect the Chief Executive Officer and the Company’s other senior executives, and the Compensation Committee considers management’s recommendations.

As a “controlled company” within the meaning of the NASDAQ Stock Market Rules (see “Corporate Governance—Corporate Governance Practices” in this Proxy Statement), SHO is not required to have a compensation committee that is composed entirely of independent directors. The Compensation Committee Charter provides that the Compensation Committee has the authority, as the Compensation Committee may deem appropriate, to delegate one or more of its responsibilities to subcommittees that are composed entirely of directors satisfying the following independence standards, if applicable: at all times each member qualify (1) as an “outside director” within the meaning of the Section 162(m) Rules and (2) as a “non-employee director” within the meaning of Rule 16b-3. The Compensation Committee Charter also provides that if any member of the Compensation Committee does not satisfy the requirements of a “non-employee director” for purposes of Rule 16b-3, the Committee will delegate to the Board or to a subcommittee of the Compensation Committee consisting of at least two members, each of whom satisfies the requirements of a “non-employee director” for purposes of Rule 16b-3, all approvals, certifications and administrative and other determinations with respect to equity-based compensation intended to satisfy the exception provided under Rule 16b-3, and the Board or the subcommittee will have the full authority of the Compensation Committee with respect to such matters.

The Compensation Committee has the sole authority to retain and terminate all compensation consultants to be used to assist it in the evaluation of Chief Executive Officer and other executive compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2012. The Compensation Committee also has authority to obtain advice and assistance from internal and external legal, accounting, and other advisors.

The Compensation Committee duties include:

•	evaluating the Chief Executive Officer’s performance in light of corporate goals and objectives;

•	determining the compensation of our Named Executive Officers, including base salaries and annual incentive opportunities;

•	determining cash-based and equity-based awards and opportunities for our Named Executive Officers;

•

reviewing and approving employment agreements, severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits affecting the Chief Executive Officer and the Company’s other senior executives;

•	approving incentive compensation plans and programs; and

•	approving any special or supplemental compensation and benefits for executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

The Compensation Committee has received advice and recommendations from Mr. Johnson and our Vice President, Human Resources, regarding the forms and the amounts of compensation for the Company’s associates, including the Named Executive Officers, and regarding our compensation programs generally.

Compensation Committee Interlocks and Insider Participation

During our 2012 fiscal year following the Separation, E.J. Bird, William R. Harker, Jeffrey Flug, and Josephine Linden served on the Company’s Compensation Committee as its sole members. During our 2012 fiscal year Mr. Harker served as an officer of Sears Holdings, resigning that office prior to the Separation. During our 2012 fiscal year none of E.J. Bird, Jeffrey Flug, and Josephine Linden served as an officer or employee of the Company or any of its subsidiaries. There were no interlocks during our 2012 fiscal year with other companies within the meaning of the SEC’s proxy rules.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2012 10-K and in this Proxy Statement. E.J. Bird resigned as a member of the Compensation Committee on March 27, 2013.

Compensation Committee

William R. Harker, Chair

Jeffrey Flug

Josephine Linden

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to the following executive officers (the “Named Executive Officers”), each of whom was serving in the capacity shown in the table at the end of our 2012 fiscal year.

Name and Principal Position	Year	Salary (a)		Bonus (b)	Stock Awards (c)		Non Equity Incentive Plan Compensation (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)(g)		Total
W. Bruce Johnson	2012		$1,019,232	—		—	$530,420	—		$37,167		$1,586,819
Chief Executive Officer and President	2011 2010	$ $	1,000,000 979,487	— —	$	— 4,316,400	$94,545 —	— —	$ $	31,575 24,983	$ $	1,126,120 5,320,870

Steven D. Barnhart	2012		$226,919	$487,500		—	$174,150	—		—		$888,569
Senior Vice President and Chief Financial Officer

William A. Powell	2012		$489,811	$112,500		—	$358,033	$(22)		$35,000		$995,322
Senior Vice President and Chief Operating Officer	2011		$450,000	—		$112,475	—	$616		$35,000		$598,091

John E. Ethridge II	2012		$236,693	—		—	$112,834	—		—		$349,527
Vice President, Supply Chain and Technology	2011		$203,297	—		—	$56,962	—		—		$260,259

Charles J. Hansen	2012		$417,894	—		—	$177,931	—		—		$595,825
Vice President, General Counsel, and Secretary	2011		$410,000	—		—	$960	—		—		$410,960

(a)	The amounts shown in this column for our 2012 fiscal year for Messrs. Johnson, Powell, Ethridge, and Hansen include compensation received from Sears Holdings in the amounts of $707,693, $318,467, $155,693, and $290,161, respectively, for our entire 2012 fiscal year to the date of the Separation. The amounts shown in this column for our 2012 fiscal year with respect to Messrs. Johnson and Hansen exceed the annual rate of “base salary” described in their Offer Letters due to the fact that our 2012 fiscal year included 53 weeks. The amount shown for Mr. Barnhart reflects the number of days from his date of hire through the end of our fiscal 2012 year and includes $71,152 of compensation received from Sears Holdings during that period. The entire amount shown for each of the 2010 and 2011 fiscal years for Mr. Johnson is for compensation received from Sears Holdings. The entire amounts shown for the 2011 fiscal year for Messrs. Powell, Ethridge, and Hansen are for compensation received from Sears Holdings.

(b)	The amount shown for Mr. Barnhart reflects (1) a sign-on bonus of $300,000, all of which was paid by Sears Holdings and (2) a bonus of $187,500 payable by the Company in accordance with Mr. Barnhart’s Offer Letter. The amount shown for Mr. Powell reflects a cash retention bonus awarded October 5, 2010 that vested on October 5, 2012 and was paid by Sears Holdings.

(c)	The amounts shown in this column represent the full grant-date fair value of the restricted stock awards granted by Sears Holdings under the Sears Holdings 2006 Stock Plan (the “2006 Stock Plan”). Generally, the full grant date fair value is the amount that Sears Holdings would expense in its financial statements over the award’s applicable vesting period. Restricted stock is common stock that cannot be sold or otherwise transferred by the Named Executive Officer until such restrictions lapse. All of the restricted stock awards shown in this column were awarded under the 2006 Stock Plan, and all of the awards were cancelled effective upon the Separation. See “Executive Compensation—Compensation Discussion and Analysis” in this Item 1.

(d)	The amounts shown in this column with respect to fiscal year 2011 were earned under the Sears Holdings AIP for performance in Sears Holdings’ 2011 fiscal year. Amounts shown in this column with respect to fiscal year 2012 were earned under the SHO AIP for performance in SHO’s 2012 fiscal year.

(e)

The amount shown in this column with respect to the 2012 fiscal year represents the decrease (due to interest rate changes) in the actuarial present value of benefits provided by the Sears Holdings Pension Plan from January 31, 2011 to January 31, 2012. Accrual of benefits under the Pension Plan was eliminated effective December 31, 2005 and the amounts reported in this column reflect the fact that during our 2012 fiscal year Mr. Powell became one year closer to retirement age as defined under the plan, as well as other changes in actuarial assumptions. The Pension Plan did not provide for above-market earnings on deferred compensation amounts. Mr. Powell is the only Named Executive Officer who participates in the Sears Holdings Pension Plan. All liabilities in respect of the Sears Holdings Pension Plan have been retained by Sears Holdings. SHO does not have, and will not assume, any responsibility for liabilities in respect of the Sears Holdings Pension Plan. SHO does not intend to establish a defined benefit plan.

(f)	For Mr. Johnson, the amounts shown in this column include amounts attributable to the aggregate incremental cost of Mr. Johnson’s commuter travel using company-furnished vehicles. All of the amounts shown for 2010 fiscal year and the 2011 fiscal year were paid by Sears Holdings. Of the amount shown for our 2012 fiscal year, $27,882 was paid by Sears Holdings and $9,285 was paid by the Company. For purposes of determining the aggregate incremental cost to the Company of the personal use of company-furnished vehicles by Mr. Johnson in 2012, we first calculate the personal and commuting mileage attributable to his use as a percentage of the vehicle’s overall annual mileage. This percentage is then applied to the annual cost of operating the vehicle, which includes the cost of leasing, fuel, insurance, license and title, tolls, depreciation, maintenance and repairs. Drivers’ salaries and overtime are also included in the costs associated with the usage of Company-furnished vehicles and drivers. During fiscal years 2011 and 2012 family members of Mr. Johnson accompanied him on one occasion while he used company-furnished vehicles. Under the SEC rules the accompaniment of Mr. Johnson in company-furnished vehicles by members of his family is considered to be a perquisite, even if there is no incremental cost to the provider. There was no incremental cost when in 2011 and 2012 Mr. Johnson’s family members traveled with him.

In all other instances, the aggregate incremental cost to the Company of the perquisites provided to the Named Executive Officers was the actual amount paid to the service provider for such perquisite. Except as described in footnote (g) below in 2012 neither the Company nor Sears Holdings provided a tax gross-up on income imputed for personal use of company-furnished vehicles or other perquisites.

The amounts in this column do not include the discount on Sears Holdings merchandise and services that was extended to Sears Holdings associates prior to the Separation or the discount on SHO merchandise and services that is extended to all SHO associates effective upon the Separation.

(g)	For our 2011 fiscal year the amount represents a fixed amount paid to Mr. Powell in four equal quarterly installments of $8,750 each in advance to cover the cost of Mr. Powell’s commuting between his primary residence in Cleveland, Ohio and SHO’s corporate headquarters in Hoffman Estates, Illinois and includes tax gross-up payments totaling $14,224 with respect to the installments. For our 2012 fiscal year the amount represents a fixed amount paid to him in four quarterly installments and includes tax gross-up payments totaling $14,224 with respect to the installments. Commencing with the Separation, Mr. Powell’s eligibility to receive these payments ceased.

Grants of Plan-Based Awards

The compensation plans under which the grants in the following table were made are generally described in “Executive Compensation—Compensation Discussion and Analysis” in this Item 1 and include the 2012 AIP, the 2013 AIP, and the 2012 LTIP. As described in “Executive Compensation—Compensation Discussion and Analysis” in this Item 1, (1) the 2012 AIP provided for incentive awards paid in 2013 with respect to achievement of 2012 fiscal-year performance measures, and (2) the 2013 AIP provides for incentive awards payable in 2014 with respect to achievement of 2013 fiscal-year performance measures. Information regarding the 2013 AIP is included in the following table in accordance with the SEC rules, which require disclosure of awards granted during our 2012 fiscal year.

Name	Plan	Grant Date for Equity-Based Awards	Compensation Committee Action Date for Equity- Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum
W. Bruce Johnson	2012 AIP	—	—	$200,000	$1,000,000	$2,000,000	—	—
	2013 AIP	—	—	$400,000	$1,000,000	$2,000,000	—	—
	2012 LTIP	—	—	$500,000	$2,000,000	$4,000,000	—	—

Steven D. Barnhart	2012 AIP	—	—	$187,500	$375,000	$750,000	—	—
	2013 AIP	—	—	$150,000	$375,000	$750,000	—	—
	2012 LTIP	—	—	$125,000	$500,000	$1,000,000	—	—

William A. Powell	2012 AIP	—	—	$82,500	$412,500	$825,000	—	—
	2013 AIP	—	—	$165,000	$412,500	$825,000	—	—
	2012 LTIP	—	—	$137,500	$550,000	$1,100,000	—	—

John E. Ethridge II	2012 AIP	—	—	$26,000	$130,000	$260,000	—	—
	2013 AIP	—	—	$52,000	$130,000	$260,000	—	—
	2012 LTIP	—	—	$32,500	$130,000	$260,000	—	—

Charles J. Hansen	2012 AIP	—	—	$41,000	$205,000	$410,000	—	—
	2013 AIP	—	—	$82,000	$205,000	$410,000	—	—
	2012 LTIP	—	—	$51,250	$205,000	$410,000	—	—

(a)	The amounts in these columns include the threshold, target, and maximum amounts for Messrs. Johnson, Powell, Ethridge, and Hansen under the 2012 AIP, the 2013 AIP, and the 2012 LTIP. For Mr. Barnhart, his Offer Letter (see “Executive Compensation—SHO Employment Arrangements—Offer Letter with Mr. Barnhart” in this Item 1) provides that (1) his annual incentive opportunity is 75% of his base salary, (2) his target incentive amount for fiscal year 2012 is $375,000 and he will receive the greater of A) 50% of his 2012 target (“Special Incentive Award”) or B) the actual amount payable to him based on 2012 financial goal attainment (assuming no proration based on the date his employment started), and (3) the Special Incentive Award will be reduced by any the amount payable to him under the 2012 AIP. The amount in these columns for the 2012 LTIP reflect amounts that would be payable in 2015 if the 2012 LTIP’s cumulative three-year performance measure for our 2012, 2013, and 2014 fiscal years were achieved at the threshold, target, and maximum levels.

SHO Employment Arrangements

Set forth below are summary descriptions of the terms of the Offer Letters, which among other things discuss the employment of the Named Executive Officers with SHO after the Separation and the transition to SHO of certain elements of the compensation of the Named Executive Officers that existed with Sears Holdings prior to the Separation. Each of the Offer Letters was entered into by SHO and the applicable Named Executive Officer prior to the Separation at a time when SHO was a wholly owned subsidiary of Sears Holdings. The summaries below are qualified by reference, and are subject to, the terms and conditions of the Offer Letters, which are listed as exhibits to the 2012 10-K.

Mr. Johnson’s Offer Letter

Pursuant to his Offer Letter, Mr. Johnson will serve as Chief Executive Officer and President of SHO with an annual base salary of $1,000,000. SHO will also assume and continue to provide ground transportation for Mr. Johnson to travel between his residence in the Chicago metropolitan area and SHO’s corporate headquarters in Hoffman Estates, Illinois as described above in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Elements—Perquisites and Other Benefits.” Mr. Johnson’s Executive Severance Agreement with Sears Holdings described above in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Benefits—Severance Benefits” and “Potential Payments Upon Termination of Employment” will be assigned to, and assumed by, SHO effective as of the Separation. Mr. Johnson will be eligible to participate in the Sears Hometown and Outlet Stores, Inc. Annual Incentive Plan with an annual incentive opportunity of 100% of his base salary and in the Sears Hometown and Outlet Stores, Inc. Long-Term Incentive Plan, when finalized and approved by the SHO board of directors, with an annual incentive opportunity of 200% of his base salary. Mr. Johnson will also be eligible to participate in the retirement, health and welfare programs made available by SHO to its employees.

Existing benefits for Mr. Johnson under the Sears Holdings AIP and the Sears Holdings 2010 and 2011 LTIP, as well as unvested restricted stock and cash awards made by Sears Holdings, will be transitioned to SHO and paid by SHO as follows. With respect to Mr. Johnson’s participation in the Sears Holdings AIP for fiscal year 2012, the portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on quarterly Sears Holdings EBITDA will be determined based on year-to-date results, compared to plan goals and amounts payable, if any, will be paid by SHO under the SHO AIP, subject to achievement of a certain level of Sears Holdings EBITDA. Quarterly Sears Holdings EBITDA for the third and fourth fiscal quarters of fiscal year 2012 will be converted to a measure of SHO EBITDA under the SHO AIP. With respect to the annual portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on the level of performance of the business operating profit goals for the Sears Holdings business units for which he has been responsible, the business operating profit goals will generally be converted to a new measure of SHO EBITDA. Mr. Johnson’s participation in the Sears Holdings 2011 LTIP and 2010 LTIP will be closed out effective on the Separation and based on performance under those plans through the second fiscal quarter of fiscal year 2012. Benefits payable thereunder, if any, will be prorated based on number of days worked at Sears Holdings and SHO during the performance periods for each plan and will be paid under the SHO LTIP (which will have terms substantially similar to the Sears Holdings LTIP). Unvested Sears Holdings restricted stock awards will be forfeited at the time of the Separation, and in their place, SHO will provide a cash retention award of equivalent value that will vest on the same schedule as the restricted stock awards that are being replaced. Equivalent value will be determined based on the closing price of Sears Holdings common stock on the day before the effective date of the Separation. In lieu of the cash awards made to Mr. Johnson with respect to his unvested restricted stock at the time of (1) the spinoff by Sears Holdings of Orchard Supply Hardware that occurred on December 30, 2011, or “Orchard Cash Right,” and (2) the rights offering with respect to the Separation, or “SHO Cash Award,” SHO will make a cash retention award to Mr. Johnson in an amount equal to the sum of the Orchard Cash Right and SHO Cash Award, subject to the existing vesting schedule for the Orchard Cash Right and SHO Cash Award. Payment of these transition amounts is contingent upon Mr. Johnson remaining employed by SHO through the applicable performance periods, payment dates and vesting dates.

Mr. Barnhart’s Offer Letter

Pursuant to his Offer Letter, Mr. Barnhart has agreed to serve as Senior Vice President and Chief Financial Officer of SHO with an annual base salary of $500,000. Mr. Barnhart will receive a one-time sign-on bonus of $300,000 payable within 30 days following the start of his employment; however, if Mr. Barnhart voluntarily terminates his employment or has his employment terminated for misconduct or integrity issues within 12 months following the start of his employment, he will be required to repay the sign-on bonus in full; if such termination occurs during the 13th through 24th months of his employment, Mr. Barnhart must repay the full amount reduced by 1/12th for each month he remains employed during such period. Mr. Barnhart will also receive a special cash retention bonus of $400,000 that will vest and be payable in three equal annual installments on each of the first, second and third anniversary dates of his start date subject to continued employment through the applicable vesting dates; however, if terminated by SHO or Sears Holdings other than for Cause or by him for Good Reason (as defined in the Executive Severance Agreement), he will be deemed vested in any portion of such bonus scheduled to vest in the 12 months following such termination. Mr. Barnhart’s Executive Severance Agreement with Sears Holdings, which, except as noted herein, is substantially the same as the Executive Severance Agreements described above in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Benefits—Severance Benefits” and “Potential Payments Upon Termination of Employment,” will be assigned to, and assumed by, SHO effective as of the Separation. Mr. Barnhart will be eligible to participate in the SHO AIP with an annual incentive opportunity of 75% of his base salary. Mr. Barnhart is eligible to receive an incentive payment equal to the greater of (1) 50% of his annual incentive opportunity under the SHO AIP or (2) the actual incentive payable to him under the SHO AIP for 2012 (assuming no proration based on his start date). The former amount will be reduced by any amount payable to Mr. Barnhart under the SHO AIP for 2012. He will also be eligible to participate in the SHO LTIP, when finalized and approved by the Board. Mr. Barnhart will also be eligible to participate in the retirement, health and welfare programs made available by SHO to its employees.

Mr. Powell’s Offer Letter

Pursuant to his Offer Letter, Mr. Powell will serve as Senior Vice President and Chief Operating Officer of SHO with an annual base salary of $550,000. Mr. Powell’s Executive Severance Agreement with Sears Holdings described above in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Benefits—Severance Benefits” and “Potential Payments Upon Termination of Employment” will be assigned to, and assumed by, SHO effective as of the Separation. Mr. Powell will be eligible to participate in the SHO AIP with an annual incentive opportunity of 75% of his base salary and in the SHO LTIP, when finalized and approved by the SHO board of directors. Mr. Powell will also be eligible to participate in the retirement, health and welfare programs made available by SHO to its employees.

Existing benefits for Mr. Powell under the Sears Holdings AIP and the Sears Holdings 2010 and 2011 LTIP, as well as unvested restricted stock and cash awards made by Sears Holdings, will be transitioned to SHO and paid by SHO as follows. With respect to Mr. Powell’s participation in the Sears Holdings AIP for fiscal year 2012, the portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on quarterly Sears Holdings EBITDA will be determined based on year-to-date results, compared to plan goals and amounts payable, if any, will be paid by SHO under the SHO AIP, subject to achievement of a certain level of Sears Holdings EBITDA. Quarterly Sears Holdings EBITDA for the third and fourth fiscal quarters of fiscal year 2012 will be converted to a measure of SHO EBITDA under the SHO AIP. With respect to the portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on Sears Holdings business operating profit goals, the target will be converted to a new measure of SHO EBITDA. Mr. Powell’s participation in the Sears Holdings 2011 and 2010 LTIP will be closed out effective on the Separation and based on performance under those plans through the second fiscal quarter of fiscal year 2012. Benefits payable thereunder, if any, will be prorated based on number of days worked at Sears Holdings and SHO during the performance periods for each plan and will be paid under the SHO LTIP (which will have terms substantially similar to the Sears Holdings LTIP). Unvested restricted stock awards payable in Sears Holdings stock will be forfeited on the Separation, and in their place, SHO will provide a cash retention award of equivalent value that will vest on the same schedule as the restricted stock awards that are being replaced. Equivalent value will be determined based on the closing price of Sears Holdings common stock on the day before the effective date of the Separation. In lieu of an unvested cash retention award and the Orchard Cash Right made to Mr. Powell, SHO will make a cash retention award to Mr. Powell in an amount equal to the sum of the unvested cash retention award, the Orchard Cash Right and SHO Cash Award, subject to the existing vesting schedule for the Orchard Cash Right. Payment of these transition amounts is contingent upon Mr. Powell remaining employed by SHO through the applicable performance periods, payment dates and vesting dates.

Mr. Ethridge’s Offer Letter

Pursuant to his Offer Letter, Mr. Ethridge will serve as Vice President, Supply Chain and Technology of SHO with an annual base salary of $260,000. Mr. Ethridge’s Executive Severance Agreement with Sears Holdings described above in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Benefits—Severance Benefits” and “Potential Payments Upon Termination of Employment” will be assigned to, and assumed by, SHO effective as of the Separation. Mr. Ethridge will be eligible to participate in the SHO AIP with an annual incentive opportunity of 50% of his base salary and the SHO LTIP, when finalized and approved by the SHO board of directors. Mr. Ethridge will also be eligible to participate in the retirement, health and welfare programs made available by SHO to its employees.

Existing benefits for Mr. Ethridge under the Sears Holdings AIP and Sears Holdings 2010 and 2011 LTIP will be transitioned to SHO and paid by SHO as follows. With respect to Mr. Ethridge’s participation in the Sears Holdings AIP for fiscal year 2012, the portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on quarterly Sears Holdings EBITDA will be determined based on year-to-date results, compared to plan goals and amounts payable, if any, will be paid by SHO under the SHO AIP, subject to achievement of a certain level of Sears Holdings EBITDA. Quarterly Sears Holdings EBITDA for the third and fourth quarters of fiscal year 2012 will not be a component of his target award under the SHO AIP. The portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on Sears Holdings business operating profit goals will be converted to a new measure of SHO EBITDA. Mr. Ethridge’s participation in the 2011 LTIP will be closed out effective on the Separation and based on performance under that plan through the second fiscal quarter of fiscal year 2012. Benefits payable thereunder, if any, will be prorated based on number of days worked at Sears Holdings and SHO during the performance periods for each plan and will be paid under the SHO LTIP (which will have terms substantially similar to the Sears Holdings LTIP). Payment of these transition amounts is contingent upon Mr. Ethridge remaining employed by SHO through the applicable performance periods, payment dates and vesting dates.

Mr. Hansen’s Offer Letter

Pursuant to his Offer Letter, Mr. Hansen will serve as Vice President and General Counsel of SHO with an annual base salary of $410,000. Mr. Hansen’s Executive Severance Agreement with Sears Holdings described above in this Item 1 under “Compensation Discussion and Analysis—Other Compensation Benefits— Severance Benefits” and “Potential Payments Upon Termination of Employment” will be assigned to, and assumed by, SHO effective as of the Separation. Mr. Hansen will be eligible to participate in the SHO AIP with an annual incentive opportunity of 50% of his base salary and in the SHO LTIP, when finalized and approved by the SHO Board of Directors. Mr. Hansen will also be eligible to participate in the retirement, health and welfare programs made available by SHO to its employees.

Existing benefits for Mr. Hansen under the Sears Holdings AIP and the Sears Holdings 2010 and 2011 LTIP will be transitioned to SHO and paid by SHO as follows. With respect to Mr. Hansen’s participation in the Sears Holdings AIP for fiscal year 2012, the portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on quarterly Sears Holdings EBITDA will be determined based on year-to-date results, compared to plan goals and amounts payable, if any, and will be paid by SHO under the SHO AIP, subject to achievement of a certain level of Sears Holdings EBITDA. Quarterly Sears Holdings EBITDA for the third and fourth quarters of fiscal year 2012 will not be a component of his target award under the SHO AIP. The portion of his target award for the first and second fiscal quarters of fiscal year 2012 that is based on Sears Holdings business operating profit goals will be converted to a new measure of SHO EBITDA. Mr. Hansen’s participation in the 2011 Sears Holdings LTIP will be closed out effective on the Separation and, based on performance under those plans through the second fiscal quarter of fiscal year 2012, benefits payable thereunder, if any, will be prorated based on number of days worked at Sears Holdings and SHO during the performance periods for each plan and will be paid under the SHO LTIP (which will have terms substantially similar to the Sears Holdings LTIP). Payment of these transition accounts is contingent upon Mr. Hansen remaining employed by SHO through the applicable performance periods, payment dates and vesting dates.

Outstanding SHO Equity Awards at 2012 Fiscal Year End

None of our Named Executive Officers held unvested SHO or Sears Holdings restricted stock or SHO or Sears Holdings stock options on February 2, 2013, the last day of our 2012 fiscal year.

Option Exercises and Restricted Stock Vested

None of our Named Executive Officers owned or exercised any SHO stock options, or held SHO restricted stock, during fiscal year 2012. During fiscal year 2012 1,632 shares of Sears Holdings restricted stock held by Mr. Powell and 10,000 shares of Sears Holdings restricted stock held by Mr. Johnson vested prior to the Separation.

Potential Payments upon Termination or Change in Control

As described under “Compensation Discussion and Analysis—Other Compensation Elements—Severance Benefits” above, prior to the Separation Sears Holdings entered into severance agreements with the Named Executive Officers. As part of the Separation, these agreements were assigned to and have been assumed by SHO effective as of the Separation. The amounts shown in the table for involuntary termination for “good reason” or termination without “cause” are based on the following agreement provisions.

Good Reason: A termination by the Named Executive Officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the Named Executive Officer’s annual salary and target bonus from those in effect as of the date of the severance agreement; (2) a Named Executive Officer’s mandatory relocation to an office more than 50 miles from the primary location at which the Named Executive Officer is required to perform his duties; or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement. Mr. Johnson’s severance agreement also provides that a termination is for good reason if it results from a change in reporting relationship such that Mr. Johnson reports to anyone other than the Chairman of the Board or the Board of Directors of SHO.

Cause: A termination by a Named Executive Officer is without cause if the Named Executive Officer is involuntarily terminated because of job elimination (other than poor performance) or without “cause.” “Cause” generally is defined as (1) a material breach by the Named Executive Officer, other than due to incapacity due to a disability, of the Named Executive Officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the Named Executive Officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of SHO and such breach is not remedied by the Named Executive Officer in a reasonable period of time after receipt of written notice from SHO specifying such breach; (2) the commission by the Named Executive Officer of a felony (in certain cases defined as a felony involving moral turpitude); or (3) dishonesty or willful misconduct in connection with the Named Executive Officer’s employment.

Severance Benefits upon Involuntary Termination for “Good Reason” or Without “Cause”

For Mr. Johnson, the sum of (1) 12 months of base salary continuation at the rate in effect immediately prior to the date of termination and (2) a bonus equivalent to his target bonus for the year in which the termination occurs (or, if no target bonus has been set yet for such year, his target bonus for the year immediately preceding the year in which the termination occurred), payable in the form of salary continuation for 12 months, subject to mitigation.

For Mr. Barnhart, (1) before the first anniversary of the Separation the sum of (A) 12 months of base salary continuation at the rate in effect immediately prior to the date of termination and (B) a bonus equivalent to his target annual incentive at the time of termination, subject to mitigation, and (2) on or after the first anniversary of the Separation 12 months of base salary continuation at the rate in effect immediately prior to the date of termination, subject to mitigation.

For Mr. Powell, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for 12 months, subject to mitigation.

For Messrs. Ethridge and Hansen, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for six months, subject to mitigation.

For all Named Executive Officers, continuation of active medical and dental coverage in which the Named Executive Officer was eligible to participate to the end of employment during the salary continuation period.

Other Terms of Severance Agreements

None of the Named Executive Officers is entitled to a severance payment under the Named Executive Officer’s severance agreement in the event of termination for “cause” or voluntary termination.

Under the severance agreements, the Named Executive Officers agree to non-disclosure of confidential information, non-solicitation and non-compete (where permissible under applicable state law) covenants, as well as a release of liability for specified claims against the Company.

The forms of severance agreements do not provide for payments to the participating Named Executive Officers upon termination of employment due to death, disability, retirement, or upon the occurrence of a change in control. Assuming that a termination was effective as of February 2, 2013, the last day of our 2012 fiscal year, the Named Executive Officers would have been eligible to receive payments under the 2012 AIP upon death or disability as described below.

Payments Pursuant to Incentive Compensation Programs

As described under “Executive Compensation—Compensation Discussion and Analysis” in this Item 1, SHO provides annual and long-term incentive awards to our Named Executive Officers. Payments under these programs for termination of employment are limited. If a Named Executive Officer voluntarily terminates employment (for any reason including for “Good Reason” but other than disability) or is involuntarily terminated for any reason (for any reason including without cause but other than death) prior to the payment date, he will forfeit his 2012 AIP award, except as prohibited by law. If the employment of the Named Executive Officer is terminated because of death or disability, the Named Executive Officer will be entitled to a pro-rated payment through the termination date if the achievement of the performance measures under the 2012 AIP equal or exceed the threshold level of performance. Because SHO was successful in achieving the target level of performance under the 2012 AIP, all of the Named Executive Officers would have been entitled to receive distributions under the 2012 AIP at the target level of performance if their employment had terminated due to death or disability on February 2, 2013, the last day of SHO’s 2012 fiscal year.

If one of our Named Executive Officers voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death), he will forfeit his 2012 LTIP award except as prohibited by law. If a Named Executive Officer’s employment is terminated because of disability, the Named Executive Officer will be entitled to a pro-rated payment at the target level through the termination date if (1) performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding the Named Executive Officer’s date of termination due to disability is equal to or greater than the target for that performance period, pro-rated through the date of termination, (2) the performance for the entire three-year performance period is equal to or greater than the target for that performance period, and (3) as of the date of termination, the Named Executive Officer had been employed by one or more of the Company or a subsidiary for at least twelve months of the performance period applicable to the Named Executive Officer. If a Named Executive Officer’s employment is terminated due to his death, his estate will be entitled to a pro-rated payment at the target level through the date of death if (A) the performance for the period from the inception of the performance period through the last completed full month that occurs on or preceding the Named Executive Officer’s date of death is equal to or greater than the target for that performance measure, pro-rated through the date of death, (B) the performance for the entire three-year measurement period is equal to or greater than the target for that performance period, and (C) as of the date of termination, the Named Executive Officer had been employed by one or more of the Company or a subsidiary for at least twelve months of the performance period applicable to him. All pro-rations of awards under the 2012 LTIP will be based on a fraction, the numerator of which is the number of full months during the performance period in which the participant was a participant in the 2012 LTIP and the denominator of which is the full number of months in the performance period. With respect to the 2012 fiscal year, a participant’s continuous period of participation under the Sears Holdings Long-Term Incentive Plan for the 2012 fiscal year immediately prior to the will be taken into account for the purpose of determining award pro-rations. As of February 2, 2013, the last day of SHO’s fiscal year, the performance for the three-year performance period for the 2012 LTIP was less than the target level of performance under the 2012 LTIP, and none of the Named Executive Officers would have been entitled to receive distributions under the 2012 AIP if their employment had terminated due to death or disability on February 2, 2013.

Time-Based Equity Compensation

The table below summarizes the potential payouts to Messrs. Johnson, Barnhart, Ethridge, and Hansen upon a termination from SHO assuming such termination occurred on February 2, 2013, the last day of SHO’s 2012 fiscal year:

W. Bruce Johnson	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus (b)	2012 AIP Payment	2012 LTIP Payment	Accelerated Vesting of Restricted Stock/ Cash Awards (c)	Total
Termination for Good Reason	$1,000,000	$8,354	$1,000,000	—	—	$1,247,782	$3,256,136
Termination without Cause	$1,000,000	$8,354	$1,000,000	—	—	$1,247,782	$3,256,136
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$1,000,000	—	—	$1,000,000
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$1,000,000	—	—	$1,000,000

Steven A. Barnhart	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus (b)	2012 AIP Payment	2012 LTIP Payment	Accelerated Vesting of Restricted Stock/ Cash Awards	Total
Termination for Good Reason	$500,000	$8,284	$375,000	—	—	—	$883,284
Termination without Cause	$500,000	$8,284	$375,000	—	—	—	$883,284
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$375,000	—	—	$375,000
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$375,000	—	—	$375,000

William A. Powell	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2012 AIP Payment	2012 LTIP Payment	Accelerated Vesting of Restricted Stock/ Cash Awards	Total (d)
Termination for Good Reason	$550,000	$9,072	—	—	—	—	$559,072
Termination without Cause	$550,000	$9,072	—	—	—	—	$559,072
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$412,500	—	—	$412,500
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$412,500	—	—	$412,500

John E. Ethridge II	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2012 AIP Payment	2012 LTIP Payment	Accelerated Vesting of Restricted Stock/ Cash Awards	Total
Termination for Good Reason	$130,000	—	—	—	—	—	$130,000
Termination without Cause	$130,000	—	—	—	—	—	$130,000
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$130,000	—	—	$130,000
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$130,000	—	—	$130,000

Charles J. Hansen	Salary Continuation	Continuation of Medical/ Welfare Benefits (a)	Target Bonus	2012 AIP Payment	2012 LTIP Payment	Accelerated Vesting of Restricted Stock/ Cash Awards	Total
Termination for Good Reason	$205,000	$3,426	—	—	—	—	$208,426
Termination without Cause	$205,000	$3,426	—	—	—	—	$208,426
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$205,000	—	—	$205,000
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$205,000	—	—	$205,000

(a)	Mr. Johnson’s amounts represent the continuation of benefits including medical, dental and company-paid life insurance for one year. Mr. Barnhart’s amounts represent the continuation of benefits including medical and dental for one year. Mr. Powell’s amounts represent the continuation of medical and dental benefits for one year. Mr. Ethridge does not participate in the Company’s medical or dental plans. Mr. Hansen’s amounts represent the continuation of medical and dental benefits for six months.

(b)	For each of Messrs. Johnson and Barnhart, this amount represents the target bonus under his severance agreement for the year in which the termination occurs.

(c)	See “Executive Compensation—Compensation Discussion and Analysis—Other Long-Term Compensation Opportunities” in this Item 1 for a description of cash replacement awards for Mr. Johnson.

(d)	The total does not include the benefits accrued by Mr. Powell under the Sears Holdings Pension Plan.

COMPENSATION OF DIRECTORS

The following table shows information concerning the compensation paid in our 2012 fiscal year to directors who served on the Board during our 2012 fiscal year following the Separation.

Name	Fees Earned or Paid in Cash	Total
William R. Harker, Chairman	$30,000	$30,000
E.J. Bird	$35,000	$35,000
Jeffrey Flug	$30,000	$30,000
W. Bruce Johnson	0	0
Elizabeth Darst Leykum	$30,000	$30,000
Josephine Linden	$30,000	$30,000

SHO provides to its non-employee directors an annual cash retainer in the amount of $60,000 for serving as a director of the Company, except that the Chair of the Audit Committee receives an additional $10,000 annual cash retainer for that service. Mr. Johnson also serves as the Company’s Chief Executive Officer and President, and information regarding Mr. Johnson’s compensation arrangements can be found under “Executive Compensation” of this Item 1. Mr. Bird served as Chair of the Audit Committee during our 2012 fiscal year following the Separation and during our 2012 fiscal year received an additional $5,000 for that service. He resigned as Chair of the Audit Committee on March 27, 2013.

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 (“Section 14A”) requires, among other things, that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described in detail under the heading “Item 1—Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, we seek, to the extent practicable, to link the compensation of our Named Executive Officers with the Company’s performance. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers during our 2012 fiscal year.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee of the Board. However, the Board and Compensation Committee value the opinions expressed by our stockholders in their voting on this proposal and will consider the outcome of the voting when making future compensation decisions and policies regarding our Named Executive Officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A also requires that we provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in a dialogue with our stockholders on executive compensation and corporate governance matters.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

ITEM 4. APPROVAL OF THE SEARS HOMETOWN AND OUTLET STORES, INC. UMBRELLA INCENTIVE PROGRAM

Item 4 is the approval of the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program. Prior to the Separation the Board approved the UIP, and following the Separation the Compensation Committee approved the UIP.

Awards issued under the UIP may be structured as “performance-based compensation” within the meaning of the Section 162(m) Rules. Performance-based awards under the UIP are designed to motivate our salaried employees to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the UIP align employees’ financial incentives with our financial goals. In accordance with the Section 162(m) Rules, the Umbrella Plan must be approved by the stockholders before any amount becomes payable under any plan or program adopted by the Compensation Committee under the UIP after February 2, 2013. The Board believes that adoption of the UIP is in the best interests of the Company.

The Compensation Committee may make an award to an eligible employee under the UIP, or from time to time may establish under the UIP annual and long term incentive plans or programs for specific performance periods for specified groups of eligible employees and make awards under these plans, consistent with the terms of the UIP. References to awards under the UIP also refer to awards made under any annual or long-term incentive plan or program established pursuant to the UIP.

As described in “Item 1—Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement following the Separation and in accordance with the AI Plan, the Compensation Committee adopted the 2012 AIP. The AI Plan had been approved by SHO’s Board of Directors prior to the Separation. While we intend to treat the 2012 AIP as established under, and as part of, the UIP, for purposes of the Section 162(m) Rules stockholder approval of the UIP will not constitute approval of the 2012 AIP. The Company intends to pay earned 2012 AIP awards absent stockholder approval for purposes of the Section 162(m) Rules. Also on October 22, 2012 and in accordance with the LTI Program, the Benefit Plan Subcommittee of the Compensation Committee adopted the 2012 LTIP, including annual performance goals for each of fiscal years 2012, 2013, and 2014 depending on performance over our 2012-2014 fiscal years. While we intend to treat the 2012 LTIP as established under, and as part of, the UIP, for purposes of the Section 162(m) Rules stockholder approval of the UIP will not constitute approval of the 2012 LTIP’s performance measures for our 2012 fiscal year. The Company intends to pay earned 2012 LTIP awards, if any, absent stockholder approval for purposes of the Section 162(m) Rules.

The Compensation Committee expects to establish similar incentive programs for future years or multiple-year periods under the UIP.

The following description of the material terms and conditions of the UIP is qualified by the UIP, which is included in its entirety as APPENDIX A to this Proxy Statement. Stockholders should refer to that appendix for complete and detailed information regarding the UIP.

Under the UIP, all cash incentive awards intended to constitute “performance-based compensation” within the meaning of the Section 162(m) Rules are contingent on stockholder approval of the UIP. No amount intended to be performance-based compensation within the meaning of the Section 162(m) Rules will be paid under such an award unless and until our stockholders have approved the UIP. Awards under the UIP that are not intended to constitute “performance-based compensation” will be paid even if our stockholders do not approve the UIP, except to the extent that an award (or incentive program under which an award is granted) provides otherwise.

Eligible Employees

Salaried employees (and certain hourly employees) may be designated by the Compensation Committee to participate in the UIP and granted one or more awards under the UIP or under annual or long-term incentive programs established under the UIP. As of March 1, 2013 we had approximately 640 employees who may be designated to participate in the UIP.

From time to time, the Compensation Committee may also designate as participants those employees who have been newly hired or promoted into the group of eligible employees. The Compensation Committee may adjust the terms and conditions of awards to these employees, in order to qualify such awards as performance-based compensation for purposes of the Section 162(m) Rules, if such awards are intended to meet the requirements of the Section 162(m) Rules.

Awards under the UIP — Generally

An award may be granted under the UIP in the form of a “cash incentive award” or a “stock award.” Awards under the UIP are designed to vary commensurately with achieved performance. A cash incentive award is the grant of a right to receive a payment of cash (or, in the discretion of the Compensation Committee, shares of common stock of the Company having a fair market value on the payment date equivalent to the cash otherwise payable) that is contingent on the achievement of performance goals established by the Compensation Committee for the applicable performance period. A stock award is a grant of shares of common stock of the Company, which grant will be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Compensation Committee. Stock awards are subject to stockholder approval of the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan, which we are submitting to stockholders for approval. See “Item 5—Approval of Stock Plan.” The Compensation Committee may impose other conditions, restrictions and contingencies on any cash incentive award or stock award.

Performance-Based Compensation Awards

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our Chief Executive Officer or any of our three most highly compensated officers (other than the Chief Financial Officer). However, amounts that constitute “performance-based compensation” under the Section 162(m) Rules are not counted toward the $1 million limit. Under the UIP, the Compensation Committee may issue both awards structured to satisfy the requirements for performance-based compensation outlined in the Section 162(m) Rules (“performance-based compensation”) and awards not so structured. An award intended to be performance-based compensation will be conditioned on the achievement of one or more performance goals, to the extent required by the Section 162(m) Rules. The performance goals that may be used for these awards will be based on any one or more of the performance measures described below under “Performance Measures” selected by the Compensation Committee. All awards under the UIP that are intended to be performance-based compensation will be structured to meet the requirements of the Section 162(m) Rules.

Maximum Performance-Based Awards

For awards that are intended to be performance-based compensation under the Section 162(m) Rules (and the regulations issued thereunder), the maximum value payable under all such awards granted to any one individual during any (1) consecutive 36 month period shall not exceed $15,000,000 and (2) consecutive 48 month period shall not exceed $20,000,000. Awards that are not intended to constitute “performance-based compensation” under the Section 162(m) Rules (and the regulations issued thereunder) are not subject to these limits.

Performance Goals

With respect to each of our fiscal years beginning after our 2012 fiscal year, the Compensation Committee will establish, not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, objective written performance goals for awards intended to be performance-based compensation. These goals will be based on one or more performance measures (as described below), and may be with respect to: corporate performance; operating group or sub-group performance; individual company performance; other group or individual performance; or division performance. The performance goals for the 2012 AIP and the 2012 LTIP were not approved by the Compensation Committee until after the Separation.

A participant otherwise entitled to receive an award intended to be performance-based compensation for any performance period will not receive a settlement of the award until the Compensation Committee certifies that the applicable performance goal(s) have been attained. The Compensation Committee may decrease, but may not increase, the amount of the payment of an award intended to be performance-based compensation.

Performance Measures

Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price; market share; cash flow; revenue; revenue growth; earnings per share; operating earnings per share; operating earnings; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on investment; net income; net income per share; economic value added; market value added; store sales growth; customer satisfaction performance goals measured by independent customer satisfaction surveys and employee opinion survey results measured by an independent firm; and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company, and/or the past or current performance of other companies, or an index.

The terms of an award may provide that partial achievement of the performance goals may result in a payment or vesting based on the degree of achievement. In establishing any performance goals, the Compensation Committee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements: asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual and/or nonrecurring items of gain or loss; gains or losses on acquisitions, divestitures or store closures; domestic pension expense; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger-related; accruals for reorganization or restructuring programs; foreign exchange gains and losses; and tax valuation allowances and/or tax claim judgment or settlements.

To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of the Section 162(m) Rules, including the requirement that performance goals be objectively determined.

Distribution

Subject to the provisions described below regarding termination of employment and administration of the UIP, we will distribute, in a single lump sum, the cash or shares of our common stock resulting from an award as soon as practicable after the first Compensation Committee meeting after the results of a performance period are available to the Compensation Committee. For awards intended to be performance-based compensation, we will not make any distribution before the Compensation Committee has certified the satisfaction of the performance goals and the amount to be paid to each participant. For awards not intended to be performance-based compensation, we will make distributions at the time specified by the Compensation Committee in the award.

Termination of Employment

The terms of an award (or the annual on long-term incentive program under which the award it is granted) will provide the extent to which a participant may receive an award in the event of the participant’s death, disability or termination of employment with SHO. Receipt of an award in these circumstances may depend on both the reason for the termination, if applicable, and the point in the performance period at which the event occurs (subject, in the case of awards intended to be performance-based compensation, to the Section 162(m) Rules).

Transferability of Awards

Except as otherwise provided by the Compensation Committee, awards under the UIP are not transferable except by will or by the laws of descent and distribution.

Settlement of Awards

We may use cash, shares of our common stock, or a combination of cash and stock to satisfy our obligation to make payments and distributions with respect to awards under the UIP. Satisfaction of our obligations under an award (sometimes referred to as “settlement” of the award) may be subject to such conditions, restrictions and contingencies as the Compensation Committee may determine, and, in the case of stock, to the terms of the applicable stock plan.

Source of Awards Settled in Stock

For awards under the UIP that are settled in shares of our common stock, the shares will be distributed under a stock plan adopted by us and approved by our stockholders. For this purpose, currently we intend to use the Stock Plan, which we are submitting to stockholders for approval (See “Item 5—Approval of Stock Plan”), if it is approved by stockholders.

Administration of the UIP

The Compensation Committee administers the UIP, and it may make changes it considers appropriate for the effective administration of the UIP. These changes may not increase the benefits available to participants under, and may not change the pre-established measures or goals approved with respect to, an award intended to be performance-based compensation. Notwithstanding anything in the UIP to the contrary, before settlement of any award, the Compensation Committee may reduce the amount of cash or shares of our common stock to be delivered in connection with that award and, with respect to awards that are not intended to be performance-based compensation under the Section 162(m) Rules, may change the pre-established measures in goals that have been approved for such award and increase the amount of such award or the number of shares of stock or amount of cash to be delivered in connection with such award.

Corporate Transaction or Capital Adjustment

In the event of a corporate transaction or capital adjustment affecting our common stock, the Compensation Committee may adjust awards to preserve but not increase the benefits or potential benefits of the awards. However, the Compensation Committee may not make any adjustment that would cause awards intended to be performance-based compensation to cease to qualify as such.

Amendment and Termination

The Board or the Compensation Committee may, at any time, amend or terminate the UIP, and may amend any award under it. However, no amendment or termination may, without the written consent of the affected participant (or, if the participant is not then living, his or her beneficiary), adversely affect the rights of any participant or beneficiary under any award granted before the date the Board or the Compensation Committee adopted the amendment or terminated the UIP. In addition, no amendment requiring stockholder approval may be made without the consent of our stockholders. However, the Compensation Committee may amend, without participant consent, the UIP and any award under the program to the extent the Compensation Committee determines the amendment is necessary to cause the program or award to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

Notwithstanding anything in the UIP to the contrary, the Compensation Committee may not amend the UIP if the amendment would cause the UIP not to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

2013 Annual Incentive Plan

During our 2012 fiscal year following the Separation and in accordance with the AI Plan, the Compensation Committee adopted 2013 AIP, including performance goals depending on performance for SHO’s 2013 fiscal year. The 2013 AIP is subject to stockholder approval of the Umbrella Incentive Plan. The 2013 AIP provides the opportunity for salaried and certain corporate hourly employees of the Company, including its executive officers, to receive an incentive award equal to percentage of his or her base salary or a dollar amount subject to the attainment of annual performance goals. Awards under the 2013 AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares. Stock awards are subject to stockholder approval of the Sears Hometown and Outlet Stores, Inc. 2012 Stock Plan, which we are submitting to stockholders for approval (See “Item 5—Approval of Stock Plan”). In accordance with the AI Plan, the 2013 AIP provides for performance measures that are based entirely on SHO total, region, and district Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted to eliminate specified items arising with respect to the Separation) depending on the participant. SHO EBITDA for purposes of the 2013 AIP was approved by the Compensation Committee. Payouts for the Named Executive Officers under the 2013 AIP will range from 40% of the target incentive award at a threshold level of performance established by the Compensation Committee for each performance goal to 200% of the target incentive award at a maximum level of performance (150% of the target level of performance). Target incentive awards will be calculated as a percentage up to 200% of base salary.

Certain additional conditions will apply in order for a participant whose employment with us terminates due to his or her death or disability prior to the payment date. We will pay awards earned under the 2013 AIP to participants no later than the earlier of (1) the 15th day of the third month after the end of our 2013 fiscal year and (2) the latest date that payment could be made under Internal Revenue Code Section 409A to avoid treatment of the 2013 AIP as a deferred compensation plan under Section 409A, in whichever case only if the participant is actively employed by us on the payment date (unless otherwise prohibited by law). The AI Plan provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

New Benefits under the UIP

The following table describes the 2013 AIP awards, subject to stockholder approval of the UIP, and 2012 LTIP awards to the Named Executive Officers and to other eligible participants under the UIP. Mr. Johnson intends to propose to the Compensation Committee prior to the Annual Meeting that the Compensation Committee adopt, and make awards in accordance with, a three-year 2013 long-term incentive program under the LTI Program, and the Compensation Committee could exercise its discretion to take those actions. These possible awards, and other awards that might be made under the UIP, are not currently determinable.

	2013 AIP	2012 LTIP
Name and Position	Dollar Value of Range of Potential Award (a)	Dollar Value of Range of Potential Award (b)
W. Bruce Johnson, Chief Executive Officer and President	$0 – $2,000,000	$0 – $4,000,000
Steven D. Barnhart, Senior Vice President and Chief Financial Officer	$0 – $750,000	$0 – $1,000,000
William A. Powell, Senior Vice President and Chief Operating Officer	$0 – $825,000	$0 – $1,100,000
John E. Ethridge II, Vice President, Supply Chain and Technology	$0 – $260,000	$0 – $260,000
Charles J. Hansen, Vice President, General Counsel, and Secretary	$0 – $410,000	$0 – $410,000
Executive Group	$0 – $4,485,000	$0 – $7,010,000
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	$0 – $12,841,260	$0 – $1,783,252

(a)	2013 AIP awards will be based on performance for fiscal year 2013. The range of awards shown is the minimum and maximum potential payout with respect to our 2013 fiscal year. No payout is guaranteed, and payouts will only be distributed upon certification by the Compensation Committee of the achievement of the performance measures at the threshold level. The maximum potential payout represents 200% of target incentive amounts under the 2013 AIP. Non-executive officer members of the Board of Directors are not eligible to participate in the 2013 AIP.

(b)	2012 LTIP awards will be based on cumulative performance for fiscal year 2012, 2013, and 2014. The range of awards shown is the minimum and maximum potential payout with respect to that three-year period. No payout is guaranteed, and payouts will only be distributed upon certification by the Compensation Committee of the achievement of the performance measures at the threshold level. The maximum potential payout represents 200% of target incentive amounts under the 2012 LTIP. Non-executive officer members of the Board of Directors are not eligible to participate in the 2012 LTIP.

Equity Compensation Plan Information

The Stock Plan is our only equity compensation plan as of the date of this Proxy Statement. We are seeking stockholder approval of the Stock Plan. See “Item 5—Approval of Stock Plan.” If approved by the stockholders, awards under the Stock Plan may consist of restricted stock awards, a grant of shares of our common stock in connection with an award made under a long-term incentive plan, or other awards in accordance with the terms and conditions of the Stock Plan.

Federal Income Tax Consequences

Under present federal income tax laws, awards granted under the UIP will have the tax consequences summarized below, which summary is not intended to be exhaustive and does not describe state, local, or international tax consequences.

Incentive Awards

A participant will realize taxable income at the time the incentive award is distributed either in cash or shares of stock in an amount equal to the cash distributed or the fair market value of the shares on the date of distribution, and we will be entitled to a corresponding deduction, subject the Section 162(m) Rules.

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our Chief Executive Officer or any of our three most highly compensated officers (other than the Chief Financial Officer). Amounts that constitute performance-based compensation are not counted toward the $1 million limit. Awards under the UIP and under annual and long-term incentive programs may be structured to meet the requirements of performance-based compensation under applicable tax regulations.

Code Section 409A of the Code

We do not expect that awards granted under the UIP will be subject to Code Section 409. If such an award were subject to those rules, and failed to conform to them, the recipient would have accelerated recognition of taxable income, and might also become liable for interest and tax penalties. Failure to satisfy those rules generally would not have an adverse tax effect on our company, but could result in violations of withholding and reporting obligations.

Withholding of Taxes

We may deduct from any payment or distribution of cash or shares under the UIP (an any annual or long-term incentive program established under the UIP) the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to us prior to, and as a condition of, making the payment or distribution. To the extent permitted by the Compensation Committee, such withholding obligations may be satisfied (1) through cash payment by the participant, (2) by the surrender of shares of stock that the participant already owns, or (3) by having us withhold shares of our common stock from any payment under the UIP, provided that the number of shares used to satisfy the withholding requirement may not be more than the number required to satisfy the company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The portion of the withholding that is satisfied with shares will be determined using the fair market value of our common stock on the date as of which the amount of taxes to be withheld is determined.

The use of shares of our common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to their fair market value on the date as of which the amount of taxes to be withheld is determined. If a participant delivers previously-owned shares of our common stock to satisfy a withholding requirement, the disposition of those shares would result in the participant’s recognition of gain or loss for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE

SEARS HOMETOWN AND OUTLET STORES, INC. UMBRELLA INCENTIVE PROGRAM.

ITEM 5. APPROVAL OF STOCK PLAN

Item 5 is the approval of the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan. The Board believes that stockholder approval of the Stock Plan is in the best interests of the Company and its stockholders. The purpose of the Stock Plan is to promote the interests of the Company and its subsidiaries through grants to eligible individuals of restricted stock, stock units, options, and stock appreciation rights in order (1) to attract and retain the services of the eligible individuals, (2) to provide an additional incentive to each eligible individual to work to increase the value of the Company’s outstanding common stock, and (3) to provide each eligible individual with a stake in the future of the Company which corresponds to the stake of each Company stockholder.

For these reasons, the Compensation Committee approved the Stock Plan in October 2012, subject to approval by our stockholders. Awards granted under the Stock Plan before our stockholders approve the Stock Plan (as of the date of this Proxy Statement no such awards have been granted) are contingent on our stockholders approving the Stock Plan. The Stock Plan provides that the Compensation Committee in its discretion may use shares reserved for issuance as payment to satisfy cash awards made under, and subject to the terms and conditions of, the Company’s other benefit plans in effect from time to time including the AI Plan, the LTI Program, and the UIP. If our stockholders do not approve the Stock Plan, awards granted under the Stock Plan would be void and no shares of our common stock would be issued under the Stock Plan.

The following description of the material terms and conditions of the Stock Plan is qualified by the Stock Plan, which is included in its entirety in APPENDIX B to this Proxy Statement. Stockholders should refer to that appendix for complete and detailed information regarding the Stock Plan.

Awards. The Stock Plan allows for the grant of restricted stock, unrestricted stock, options, stock appreciation rights, and stock units to eligible individuals.

Shares Reserved Under the Stock Plan and Share Counting. There are 4,000,000 shares of common stock reserved for issuance under the Stock Plan. No awards have been granted under the Stock Plan as of the date of this Proxy Statement. The Stock Plan provides that the Compensation Committee in its discretion may use shares reserved for issuance as payment to satisfy cash awards made under, and subject to the terms and conditions of, the Company’s other benefit plans in effect from time to time including the AI Plan, the LTI Program, and the UIP. The price of our common stock on the NASDAQ Stock Market at market close on March 21, 2013 was $40.71. The shares of our common stock that may be awarded under the Stock Plan are shares currently authorized but unissued, and shares that we reacquire in the future. If any restricted stock award is forfeited, the underlying shares will become available for issuance again under the Stock Plan. The gross number of shares of our common stock covered by a stock unit will not again become available for issuance under the Stock Plan but if a stock unit is forfeited or settled in cash the related shares of our common stock will again become available for issuance under the Stock Plan. The gross number of shares of our common stock covered by an option or a stock appreciation right, to the extent it is exercised, will not again become available for issuance under the Stock Plan but if an option or a stock appreciation right is forfeited or settled in cash the related shares of our common stock will again become available for issuance under the Stock Plan. Shares of our common stock that are (1) tendered to the Company to pay the option price of an option, (2) tendered to the Company in satisfaction of any condition to a grant of restricted stock, or (3) used to satisfy a tax withholding obligation will again become available for issuance under the Stock Plan. The Compensation Committee in its discretion may use shares reserved for issuance as payment to satisfy cash awards made under, and subject to the terms and conditions of, the Company’s other benefit plans in effect from time to time including the AI Plan, the LTI Program, and the UIP.

Effective Date and Termination of Plan. The Stock Plan became effective upon the Separation, and will continue in effect, unless earlier terminated by the Compensation Committee, until the earlier of (1) the tenth anniversary of the Separation and (2) the date on which all of the stock reserved for issuance under the Stock Plan and all cash payments due under any award granted under the Stock Plan have been paid or forfeited.

Eligible Individuals. All key employees (including our Named Executive Officers) of, and individuals providing services to, our Company or any of our Subsidiaries designated by the Committee and the non-employee members of the Board will be eligible to participate in the Stock Plan. As of March 1, 2013, approximately 640 employees were eligible to be designated to participate in the Stock Plan.

Administration. The Stock Plan will be administered by the Benefit-Plan Subcommittee. The Benefit-Plan Subcommittee has the authority to interpret the terms and intent of the Stock Plan and to make all other determinations necessary or advisable for the administration of the Stock Plan. The Benefit-Plan Subcommittee may allocate its responsibilities and powers to one or more of its members and may delegate all or any part of its responsibilities and powers to any person, subject to applicable law. The Benefit-Plan Subcommittee may revoke any such allocation or delegation at any time.

Terms and Conditions of Restricted Stock and Stock Unit Awards. A “Restricted Stock” award is a grant of shares of our common stock that is subject to risk of forfeiture or other restrictions determined by the Benefit-Plan Subcommittee. A “Stock Unit” award is a right to receive a payment in cash or shares based on the fair market value of the shares of stock underlying such award. Restricted Stock and Stock Unit awards may be subject to one or more employment, performance or other forfeiture conditions which the Benefit-Plan Subcommittee shall determine appropriate. In the event of the participant’s termination of employment, the Benefit-Plan Subcommittee may permit accelerated vesting or payment. No Restricted Stock or Stock Unit awards in any combination may be made in any calendar year representing more than 100,000 shares of stock.

Dividends. A Restricted Stock award may include the right to receive a cash dividend with respect to the stock subject to the award. These payments may be subject to such conditions, restrictions and contingencies as the Benefit-Plan Subcommittee establishes. If a cash dividend is paid on the shares of stock subject to the Stock Unit award, the cash dividend will be treated as reinvested in shares of stock and will increase the number of shares subject to the Stock Unit award, unless the Benefit-Plan Subcommittee determines otherwise at the time of grant. If a stock dividend is declared on a share of Restricted Stock, such stock dividend will be treated as part of the Restricted Stock award and will be subject to the same forfeiture conditions as the Restricted Stock. If a stock dividend is paid on the shares of stock subject to a Stock Unit, the dividend shall increase the number of shares of stock subject to the Stock Unit award, unless the Benefit-Plan Subcommittee determines otherwise at the time of grant. Except as otherwise provided in an award agreement eligible individuals will have the right to vote shares of Restricted Stock. Eligible individuals will not have the right to vote with respect to shares covered by a Stock Unit award.

Terms and Conditions of Options and Stock Appreciation Rights. An “option” is a right to purchase a specified number of shares of stock, upon the satisfaction of certain exercise conditions, at an exercise price not less than the fair market value of a share of stock on the date the option is granted. Options granted under the Stock Plan may be either incentive stock options (“ISOs”), which qualify for specified tax favored treatment under the Internal Revenue Code if certain conditions are satisfied, or nonqualified stock options. A “stock appreciation right” is a right to the appreciation in the fair market value of a share of stock in excess of the share value for such share designated at the time of grant, which may be no less than the fair market value of a share of stock on the grant date. The Benefit-Plan Subcommittee may make an option or a stock appreciation right subject to certain conditions, including performance-based vesting conditions. The Benefit-Plan Subcommittee may include in the option or stock appreciation right agreement the right to exercise an option or a stock appreciation right following termination of employment or service. No option or stock appreciation right may be exercisable more than ten years from the grant date. Upon exercise of a stock appreciation right, an eligible individual will receive a payment in cash or stock or a combination of the two, equal to the product of (1) the number of shares of stock underlying the stock appreciation right and (2) the excess of the fair market value of a share of stock on the exercise date and the share value assigned on the date of grant. Holders of options or stock appreciation rights will not be entitled to receive dividend equivalents with respect to such award. An eligible individual may not be granted options or stock appreciation rights, in any combination, representing more than 300,000 shares of stock in any calendar year. Except for adjustments in the event of corporate transactions or to eliminate fractional shares, the Committee may not, absent the approval of the Company’s stockholders, take any action to directly or indirectly reduce the exercise price of any outstanding option or the share value of any outstanding stock appreciation right.

Additional Awards to Non-Employee Directors. If any Board retainer or meeting fee by its terms is required to be paid wholly or in part in Company stock, each non-employee director will be eligible for awards of unrestricted Stock, Restricted Stock, or a combination of both in such amounts as the Benefit-Plan Subcommittee determines are necessary to satisfy the Company’s payment obligations. As of the date of this Proxy Statement, all Board retainer and meeting fees are payable solely in cash. In addition, each non-employee director may elect, subject to the approval of, and in accordance with procedures to be specified by, the Benefit-Plan Subcommittee, to receive in lieu of all or part of a specified percentage of the Board cash retainer and any meeting fees that would otherwise be payable to the non-employee director either (i) shares of unrestricted Stock, shares of Restricted Stock, or stock units, in each case if available, equal in value as determined by the Benefit-Plan Subcommittee to the amount of the forgone Board retainer and meeting fees using the fair market value of the stock as of the date on which the Board retainer or meeting fees otherwise would have been paid to the non-employee director, or (ii) options, if available, equal in value as determined by the Benefit-Plan Subcommittee using the fair market value of stock as of the date of grant to the amount of the forgone retainer and meeting fees. As of the date of this Proxy Statement the Benefit-Plan Subcommittee has not adopted or specified any procedure that would enable a non-employee director to elect to receive stock in lieu of any part of the Board cash retainer or meeting fees that would be paid to the non-employee director. In addition, the Benefit-Plan Subcommittee may permit, in its discretion, any award to non-employee directors to be deferred through an appropriate deferral election.

Performance Based Awards. In the event the Benefit-Plan Subcommittee intends for an award granted under the Stock Plan to qualify as performance based compensation within the meaning of the Section 162(m) Rules, not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, the Benefit-Plan Subcommittee will establish objective written performance goals for such award.

A participant otherwise entitled to receive an award intended to be performance-based compensation will not receive a settlement of the award until the Benefit-Plan Subcommittee certifies that the applicable performance goal(s) have been attained. The Benefit-Plan Subcommittee may decrease, but may not increase, the amount of the payment of an award intended to be performance-based compensation.

Performance measures may be based on one or more or any combination (in any relative proportion) of the following: share price; market share; cash flow; revenue; revenue growth; earnings per share; operating earnings per share; operating earnings; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on investment; net income; net income per share; economic value added; market value added; store sales growth; customer satisfaction performance goals measured by independent customer satisfaction surveys and employee opinion survey results measured by an independent firm; and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company, and/or the past or current performance of other companies, or an index.

In establishing any performance goals, the Benefit-Plan Subcommittee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements: asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual and/or nonrecurring items of gain or loss; gains or losses on acquisitions, divestitures or store closures; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger-related; accruals for reorganization or restructuring programs; investment income or loss; foreign exchange gains and losses; and tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of the Section 162(m) Rules.

Transferability of Awards. Except as otherwise provided by the Benefit-Plan Subcommittee, awards under the Stock Plan are not transferable except by will or by the laws of descent and distribution.

Corporate Transactions. The number, kind, or class (or any combination thereof) of shares of stock reserved for issuance under the Stock Plan or underlying outstanding awards granted under the Stock Plan and the grant limitations (described above) will be adjusted by the Benefit-Plan Subcommittee in an equitable manner to reflect any corporate transaction resulting in a change in capitalization of the Company, including, but not limited to, any dividend (other than a cash dividend that is not an extraordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company or other similar corporate transaction.

Amendment and Termination of the Stock Plan. The Benefit-Plan Subcommittee may, at any time, amend or terminate the Stock Plan, and may amend any award agreement under the Stock Plan. However, absent the approval of the Company’s stockholders, no amendment of the Stock Plan may materially modify the Stock Plan in any way that would require stockholder approval under any applicable regulatory requirement, and no amendment or termination may, without the written consent of an affected participant, adversely affect the rights of a participant or beneficiary under any outstanding award, except to the extent necessary to comply with applicable law.

New Benefits under the Stock Plan

No awards have been made under the Stock Plan. The Benefit-Plan Subcommittee has made 2012 LTIP awards under the LTI Program. See “Item 4, Approval of the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program.” These awards may be settled in shares of the Company’s common stock, subject to stockholder approval of the Stock Plan, if the Benefit-Plan Subcommittee so determines. The number of shares that would be used for settlement, if any, would be based on share prices at the time of settlement, and as a result are not determinable at this time.

Federal Income Tax Consequences. Under present federal income tax laws, awards granted under the Stock Plan will have the tax consequences summarized below, which summary is not intended to be exhaustive and does not describe state, local, or international tax consequences.

Restricted Shares, Stock Units, and Performance-Based Awards. Restricted shares and stock units that are subject to a substantial risk of forfeiture generally result in income recognition by the participant in an amount equal to the excess of the fair market value of the shares of stock over the purchase price, if any, of the restricted stock or stock units at the time the restrictions lapse. Performance-based awards are generally subject to tax as ordinary income at the time of payment. A recipient of restricted stock may make an election under Section 83(b) of the internal Revenue Code to be taxed on the excess of the fair market value of the shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for federal income tax purposes will realize ordinary income in an amount equal to the fair market value of the shares at the time of grant. In each of the foregoing cases, the Company will have a corresponding deduction at the same time the participant recognizes such income, provided that the award satisfies the requirements of the Section 162(m) Rules (described below), if applicable.

Options. Generally, a participant receiving an option grant will not recognize income at the time of grant. Upon the exercise of a non-qualified option, the participant will generally recognized ordinary income equal to the excess of the then fair market value of the shares acquired over the exercise price paid. A participant will generally recognize no income upon the exercise of an ISO, except for purposes of determining the participant’s alternative minimum taxable income. Instead, upon a disposition of the shares received upon the exercise of an ISO after satisfying certain holding period requirements, the participant will generally recognize long-term capital gain in an amount equal to the excess, if any, of the sales price of such shares over the exercise price paid. To receive such capital gain treatment, the sale must occur no earlier than one year from the date of exercise of the ISO and two years from the date the ISO was granted. If either of these holding periods is not satisfied at the time any shares acquired upon the exercise of an ISO are disposed of, the participant will generally recognize ordinary income in the amount equal to the excess of the fair market value of the shares sold at the date of exercise over the exercise price paid. If the sales price exceeds such fair market value, the excess shall be treated as long-term capital gain if such shares have been held for more than one year from the date of exercise, and short-term capital gain if they have not been held for more than one year. However, if the sales price is less than the fair market value of such shares at the date of exercise, the amount of ordinary income recognized will be limited to the excess of the amount realized upon such sale over the participant’s adjusted basis in such shares.

Stock Appreciation Rights. Generally, a participant receiving a stock appreciation right will not recognize income at the time of grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income at the time it is received. If a participant receives the appreciation inherent in a stock appreciation right in stock, the fair market value of the stock received will be taxed as ordinary income at the time the stock is received. In either case, the Company will be entitled to a corresponding deduction when the participant recognizes such income, provided that the award satisfies the requirements of the Section 162(m) Rules, if applicable.

Section 162(m). A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to our chief executive officer and any of our three most highly compensated officers (other than our chief financial officer). Amounts that constitute “performance-based compensation” are not counted toward the $1 million limit.

ITEM 6. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 6 is the ratification of the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for our 2013 fiscal year. Representatives of BDO USA, LLP will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

Independent Registered Public Accounting Firm Fees

BDO USA, LLP is the first independent registered public accounting firm retained by the Company, which retention began during our 2012 fiscal year following the Separation. BDO USA, LLP performed audit services for Sears Holdings prior to the Separation consisting primarily of the pre-Separation audit of the combined financial statements of the Sears Hometown and the Hardware and Sears Outlet businesses of Sears Holdings as of January 28, 2012 and January 29, 2011 that were included in the Company’s Registration Statement on Form S-1 (Registration No. 333-181051), as amended, filed with the SEC. For these pre-Separation services Sears Holdings paid BDO USA, LLP audit fees in the amount of $1,059,658.

The following table shows the fees paid or accrued post-Separation by the Company and its subsidiaries for the audit and other services provided by BDO USA, LLP and its affiliates for the Company’s 2012 fiscal year:

2012 Fiscal Year
Audit Fees(1)	$785,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$785,000

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements, review of quarterly financial statements, regulatory audits, and accounting consultations.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by the Audit Committee Charter, the Pre-Approval Policy and Procedures for Auditing Services and Non-Audit Services (the “Pre-Approval Policy”) adopted by the Audit Committee, and the rules of the SEC. The Pre-Approval Policy provides the conditions and procedures under which the Audit Committee will pre-approve auditing services and non-audit services to be rendered by SHO’s external auditor in accordance with Sections 10A(g) and 10A(i) of the Securities Exchange Act, as amended, and the rules of the SEC. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services to be performed by SHO’s external auditor. All engagements of the external auditor to perform (1) annual audits of SHO’s financial statements and (2) attestations of SHO’s internal controls are excluded from the Pre-Approval Policy, and it provides that, with respect to the excluded services, the Audit Committee must specifically approve the annual or other engagement of the external auditor, the engagement scope, terms, and fees, the form and content of the engagement letter, and all changes to the engagement scope, terms, and fees prior to the external auditor’s commencement of the engagement. The Audit Committee also will specifically approve, in advance, each other engagement of the external auditor to provide an auditing service or a non-audit service that is not among the categories of auditing services and non-audit services pre-approved pursuant to the Pre-Approval Policy.

The Pre-Approval Policy includes categories of auditing services and non-audit services that the Audit Committee pre-approves, subject to approval of the Chairman of the Audit Committee, for twelve months. At least annually the Audit Committee pursuant to this policy will review all proposed categories of auditing services and non-audit services for the following fiscal year to determine that (a) the categories of services may be provided by the external auditor to SHO in accordance with applicable law and (b) the external auditor’s provision of the categories of services would not impair its independence. The Chairman of the Audit Committee is authorized to specifically pre-approve all auditing services and non-audit services that may be provided to SHO by its external auditor that are listed, and within the limits provided, in the Pre-Approval Policy.

All of the Audit Fees described in the table above were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NASDAQ Stock Market Rules, and the Audit Committee Charter complies with these rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence. The Audit Committee reviewed and discussed the audited financial statements of Sears Hometown and Outlet Stores, Inc. for the fiscal year ended February 2, 2013 with management and BDO USA, LLP. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Sears Hometown and Outlet Stores, Inc. be included in the 2012 10-K filed with the Securities and Exchange Commission. E.J. Bird resigned as a member of the Audit Committee on March 27, 2013.

Audit Committee

James F. Gooch, Chair

Jeffrey Flug

Josephine Linden

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee Charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Related-Party Transactions

Based on publicly available data, on March 19, 2013 ESL beneficially owned 55.4% of Sears Holdings’ outstanding shares of common stock. Edward S. Lampert, Chairman, Chief Executive Officer, and Director of ESL Investments, Inc., is the Chairman of the Board and the Chief Executive Officer of Sears Holdings. In connection with the Separation, SHO and its subsidiaries prior to the Separation entered into various agreements with Sears Holdings and its subsidiaries that, among other things, (1) govern specified aspects of SHO’s relationship with Sears Holdings following the Separation, and (2) establish terms pursuant to which subsidiaries of Sears Holdings are providing services and merchandise to SHO and its subsidiaries. The terms of these agreements, the material terms of which are summarized below, were agreed to, and approved by SHO’s Board of Directors, prior to the Separation in the context of a parent-subsidiary relationship and in the overall context of the Separation. The Audit Committee was not formed, and its members were not appointed, until following the Separation, and as a consequence the Audit Committee did not approve these agreements. In the following summaries, SHO and Sears Holdings are referred to as the parties to the agreements summarized, although their subsidiaries may be the sole parties, or may be additional parties, to the agreements.

All of the agreements between SHO and Sears Holdings entered into in connection with the Separation, which provide for the arrangements summarized below in this “Certain Relationships and Transactions” and other arrangements, are referred to in, and are subject to the terms and conditions of, the agreements that are listed as exhibits to the 2012 10-K.

Separation Agreement

Prior to the Separation SHO entered into a Separation Agreement with Sears Holdings (the “Separation Agreement”), which provided the framework for the Separation and contemplated the entry into the ancillary agreements described below. Pursuant to the Separation Agreement and in anticipation of the Separation, Sears Holdings transferred to SHO, through a series of intercompany transactions, specified assets and the liabilities comprising the pre-Separation Sears Hometown and Hardware and Sears Outlet businesses of Sears Holdings. In the Separation Agreement, SHO and Sears Holdings agree to release each other from all pre-Separation claims (other than with respect to the agreements executed in connection with the Separation and subject to certain exceptions) and each agrees to defend and indemnify the other with respect to its post-Separation business. In addition, the Separation Agreement provides specified information and access rights relating to pre-Separation financial and compliance matters, as well as procedures for handling third-party claims and disputes between the parties.

Store License Agreements

Prior to the Separation, SHO entered into Store License Agreements with Sears Holdings (the “Store License Agreements”) pursuant to which Sears Holdings has granted to SHO (1) an exclusive, royalty-free, non-transferable and terminable license to operate, and to authorize SHO’s dealers and franchisees to operate, retail stores and stores-within-a-store using the “Sears Outlet Store,” “Sears Authorized Hometown Store,” “Sears

Home Appliance Showroom,” and “Sears Hardware Store” store names (the “store names”), (2) an exclusive, royalty-free, non-transferable and terminable license to use the store names to promote SHO’s products, and services related to SHO’s products, by all current and future electronic means, channels, processes and methods, including via the Internet (“digital methods”), (3) a non-exclusive, royalty-free, non-transferable and terminable license to use, and to authorize SHO’s dealers and franchisees to use, certain other trademarks to market and sell services related to SHO’s products under those trademarks, and (4) an exclusive, royalty-free, non-transferable and terminable license to use certain domain names in connection with the promotion of SHO’s stores, the marketing, distribution and sale of SHO’s products, and the marketing and offering of services related to SHO’s products. The Store License Agreements do not include licenses for the Kenmore, Craftsman, or DieHard trademarks.

Duration. The terms of the Store License Agreements will expire in 2029. The Store License Agreements may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any other Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement (each of the latter three agreements is defined below in this “Certain Relationships and Transactions”) as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has operated, or has authorized SHO’s dealers and franchisees to operate, any retail store or store-within-a-store using a name other than a store name specified in the Store License Agreements for twelve consecutive months, or (5) immediately by Sears Holdings upon 10-days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods. In addition, the Store License Agreements with Sears Authorized Hometown Stores, LLC (“SAHS”) and Sears Home Appliance Showrooms, LLC or (“SHAS”) permit Sears Holdings to require SAHS and SHAS to terminate for cause any dealer or franchisee that (i) causes SAHS or SHAS to be in non-compliance with a material term of the Store License Agreements or (ii) fails to maintain the high quality and reputation of the store names, domain names, and other Sears trademarks, provided that prior to termination SAHS and SHAS are given a reasonable opportunity to cause the dealer or franchisee to cure such non-compliance or failure.

Indemnification. SHO is required to defend and indemnify Sears Holdings for all liability, even though such liability may result from false, fraudulent or groundless claims, arising from the death of or injury to any person, damage to any property, or loss suffered by a third party related to (1) the operation of SHO’s stores, (2) any acts or omissions by SHO, its affiliates, its dealers, and its franchisees in connection with the Store License Agreements, (3) any violation by SHO, its affiliates, its dealers and its franchisees of any anti-corruption law, (4) any actual or alleged infringement of any intellectual property, (5) any latent or patent defect in any of SHO’s products not purchased from Sears Holdings, (6) any actual or alleged failure of SHO’s stores, websites, or any of SHO’s products not purchased from Sears Holdings or its affiliates to comply with any laws, (7) SHO’s use of any licensed trademark other than in accordance with the Store License Agreements, or (8) any lack of validity or enforceability of the Store License Agreements caused by SHO. Sears Holdings is required to defend and indemnify SHO for all liability arising from the death of or injury to any person, damage to any property or loss suffered by a third party related to (A) claims that SHO’s use of the licensed trademarks constitutes copyright infringement, (B) claims as to the lack of validity or enforceability of the registrations or ownership rights of the licensed trademarks, or (C) any lack of enforceability or validity of the Store License Agreements caused by Sears Holdings.

License to Use Sears’ Digital Methods. Sears Holdings also grants SHO the right to use the store names to sell SHO’s products by all digital methods that are owned or operated by Sears Holdings and Kmart Corporation (“Kmart”) including the website for SHO’s Sears Outlet business, provided that Sears Holdings may terminate this right upon two years notice. If Sears Holdings exercises this termination right, it must grant SHO licenses to (1) market SHO’s products by all digital methods outside the United States, Puerto Rico, Bermuda and Guam (the “territories”), and (2) sell SHO’s products by all digital methods both in and outside of the territories. However, these licenses will only be granted to the extent that they do not conflict with third party obligations of Sears Holdings that otherwise limit Sears Holdings and Kmart’s right to license or authorize SHO to market any of SHO’s products.

Trademark License Agreement

In connection with the Separation, SHO entered into a Trademark License Agreement with Sears Holdings (the “Trademark License Agreement”) pursuant to which Sears Holdings has granted to SHO (1) a royalty-free license to use the Sears trademark as part of SHO’s corporate name in the United States and to promote SHO’s businesses and (2) a fully paid-up license to use the searshometownandoutlet.com and ownasearsstore.com domain names solely to promote SHO’s businesses.

Duration. The term of the Trademark License Agreement will expire in 2029. The Trademark License Agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of notice of the non-breaching party’s intention to terminate, (2) immediately by Sears Holdings upon 10-days’ notice upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, (4) immediately by Sears Holdings upon 10-days’ notice if SHO has not conducted business using SHO’s corporate name specified in the Trademark License Agreement for twelve consecutive months, or (5) immediately by Sears Holdings upon 10-days’ notice if SHO does not extend the term of the Merchandising Agreement for either of its two renewal periods.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third party claims relating to any breach by SHO of the Trademark License Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to any breach by Sears Holdings of the Trademark License Agreement.

Merchandising Agreement

Prior to the Separation, SHO entered into a Merchandising Agreement with Sears Holdings (the “Merchandising Agreement”) pursuant to which Sears Holdings will (1) sell to SHO, with respect to certain specified product categories, Sears brand products (including Kenmore, Craftsman and DieHard brand products (the “KCD Products”) and vendor-branded products obtained from Sears Holdings’ vendors and suppliers and (2) grant SHO licenses to use the trademarks owned by Sears Holdings (the “Sears Marks”) including the Kenmore, Craftsman and Diehard trademarks (the “KCD Marks”) in connection with the marketing and sale of products sold under the Sears Marks.

Duration. The initial term of the Merchandising Agreement will expire in 2018, subject to two three-year renewal terms with respect to the KCD Products. The Merchandising Agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings if an unaffiliated third party acquires all rights, title and interest in and to all of the KCD Marks, (3) immediately by Sears Holdings if SHO (A) purports to assign the Merchandising Agreement without Sears Holdings’ consent, (B) is unable to pay its debts or if SHO enters into a voluntary suspension of payments or bankruptcy, (C) undergoes a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (D) ceases to conduct business using the Sears name, or (4) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, or the SYWR Agreement as a result of the other party’s (or its affiliates’) material breach of or default under the Separation Agreement or (B) terminates any Store License Agreement or the Trademark License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. In addition, if an unaffiliated third party acquires all rights, title and interest in and to one or more (but not all) of the KCD Marks, Sears Holdings may terminate its obligation to sell to SHO KCD Products that are branded with the KCD Marks that were subject to such acquisition. Furthermore, if SHO rejects Sears Holdings’ proposed increase in the royalty rate of one or more KCD Product categories prior to the expiration of the initial term (to take effect during the first renewal period) or the first renewal term of the agreement (to take effect during the second renewal period), then Sears Holdings may terminate its obligation to sell to SHO all KCD Products in such rejected categories or terminate the Merchandising Agreement altogether.

Pricing. SHO will determine, at its sole discretion, advertised prices, promotional prices, and retail prices for all merchandise acquired from Sears Holdings for sale in SHO’s Hometown Stores, Hardware Stores, and Home Appliance Showrooms. Sears Holdings’ vendors may from time to time adopt minimum advertised price policies (“MAP”) and unilateral pricing policies (“UPP”) that may apply to Sears Holdings and its sale of Hometown Store and Outlet Store products to SHO. The failure to comply with a vendor’s MAP or UPP could result in the imposition of financial penalties on Kmart and Sears Holdings and a vendor’s refusal to sell one or more Hometown Store and Outlet Store products to Kmart and Sears Holdings, which ultimately could result in Sears Holdings inability to sell one or more Hometown Store and Outlet Store products to SHO in accordance with the terms of the Merchandising Agreement. Furthermore, Sears Holdings may seek to implement its own MAP and UPP with respect to Hometown Store and Outlet Store products.

Fees. SHO will be invoiced for all products sold to it by Sears Holdings. Sears Holdings will provide SHO with the proportionate share of certain vendor-provided subsidies that Sears Holdings receives with respect to the merchandise sold to SHO, except to the extent that Sears Holdings’ vendors (1) do not permit the pass-through of such subsidies or (2) refuse to pay a subsidy to Sears Holdings with respect to the products sold to SHO. Sears Holdings has agreed to use commercially reasonable efforts to obtain vendor permission to share subsidies.

Royalties. SHO will pay, on a weekly basis, royalties determined by multiplying SHO’s net sales of KCD Products by specified fixed royalties rates for each brand’s licensed products, subject to an adjustment based on the extent to which SHO features Kenmore brand products in certain of SHO’s advertising and the extent to which SHO pays specified minimum commissions to SHO’s franchisees and Hometown Store owners.

License to Use Sears Marks. Subject to certain limitations, Sears Holdings will grant SHO (1) a non-exclusive, non-transferable and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, the KCD Marks and (2) a non-exclusive, non-transferable, royalty-free and revocable right and license to use, in connection with the marketing and selling of products sold under Sears Marks (including KCD Marks), but in no event to alter, all Sears Marks other than the KCD Marks.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims related to (1) the use of any Sears Marks by SHO or SHO’s franchisees other than in accordance with the Merchandising Agreement, (2) the sale, display, assembly, service, repair, or installation of any given product (excluding claims related to services to be performed under the Services Agreement (as defined below in this “Certain Relationships and Transactions”) and all other services that are performed for SHO by Sears Holdings), (3) the failure by SHO to perform SHO’s obligations under the Merchandising Agreement, or (4) any other act or omission by SHO, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable. Sears Holdings is required to defend and indemnify SHO against third-party claims related to (A) the violation by Sears Holdings of any intellectual property rights of third parties, (B) the failure by

Sears Holdings to perform their obligations under the Merchandising Agreement, or (C) any other act or omission by Sears Holdings, subject to the terms and conditions of the Separation Agreement that require a sharing of liability, as applicable.

Services Agreement

Prior to the Separation, SHO entered into a Services Agreement with Sears Holdings (the “Services Agreement”) pursuant to which Sears Holdings provides SHO with specified tax, accounting, procurement, risk management and insurance, advertising and marketing (including online services), loss prevention, environmental, product and human safety, facilities, logistics and distribution, information technology, payment clearing, and other financial, real estate management, merchandise-related, and other support services.

Duration. The term of the Services Agreement will expire in 2018. The agreement may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings for cause upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) (A) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement or (B) terminates any Store License Agreement or the Trademark License Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. SHO may also terminate any individual service upon 60-days’ notice to Sears Holdings, provided that such termination does not adversely affect Sears Holdings’ ability to perform another service for SHO. Sears Holdings may terminate an individual service upon 90-days’ notice if (i) an affiliate of Sears Holdings is unwilling or unable to provide the service, (ii) an affiliate of Sears Holdings does not provide a similar service to Sears Holdings or its other affiliates on terms that are comparable to the terms of the Services Agreement, (iii) Sears Holdings is unable to retain a replacement service provider to provide the service on terms that are comparable to the terms of the Services Agreement, and (iv) such termination will have no effect upon the provision of other services under the Services Agreement. Sears Holdings may also terminate an individual service upon 90-days’ notice if (a) an unaffiliated service provider of Sears Holdings or one of its affiliates that provides a service is unwilling or unable to allow SHO to use such service under the existing (or comparable) terms, (b) Sears Holdings is unable to retain a replacement service provider to provide the service on terms that are comparable to the terms of the Services Agreement, and (c) such termination will have no effect upon the provision of other services under the Services Agreement. In addition, Sears Holdings may also terminate an individual service upon 60-days’ notice if the parties fail to execute an amendment regarding the fees payable for one or more individual services for the fourth or fifth years of the term, or the six-month period following the fifth year.

Fees. SHO will pay fixed fees and rates for the services for the first three years of the Services Agreement. SHO will also negotiate with Sears Holdings the fees and rates for the fourth and fifth years of the term, and the six-month period following the fifth year, on a good-faith basis. In addition, SHO will be responsible for the payment of all taxes payable in connection with the services provided under the Services Agreement, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, and other similar taxes or duties, including taxes incurred on transactions between and among Sears Holdings, its affiliates and third-party contractors, along with any related interest and penalties.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims, except to the extent such claims are found to be caused by (1) Sears Holdings’ breach of the Services Agreement or (2) the negligence or willful misconduct in Sears Holdings’ performance of the Services Agreement. Sears Holdings is required to defend and indemnify SHO against third-party claims that relate to (A) bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of Sears Holdings during the performances of the services or (B) the infringement of any copyright or trade secret misappropriation by an asset owned by Sears Holdings, Sears Holdings or the subsidiaries of Sears Holdings and used by Sears Holdings in the performance of the services. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found to be caused by (i) SHO’s breach of the Services Agreement, (ii) SHO’s negligence or willful misconduct in the performance of the Services Agreement, or (iii) with respect to infringement claims (a) SHO’s use, misuse, marketing or distribution of Sears Holdings’ assets except as provided for in the Services Agreement or (b) information, direction, specification or materials provided by SHO or on SHO’s behalf. SHO will not to sue Sears Holdings’ associates individually, absent fraud or other intentional misconduct, with respect to the services provided in accordance with the Services Agreement.

Retail Establishment Agreement

Prior to the Separation, SHO entered into a Shop Your Way Rewards Retail Establishment Agreement with Sears Holdings (the “SYWR Agreement”) pursuant to which Sears Holdings authorizes SHO to participate in Sears Holdings’ SYWR program. Under the SYWR Agreement, Sears Holdings will issue rewards points to SYWR program members when they purchase program-eligible merchandise and services from SHO’s stores and, for each qualifying purchase, SHO will pay SYWR a fee equal to an agreed percentage of the qualifying purchase for base points issued and for bonus points issued, if any. Sears Holdings will (1) authorize SHO to redeem points for SYWR program members as part or all of the purchase prices paid by SYWR program members when they make qualifying purchases from SHO’s stores and (2) reimburse SHO for the dollar value of the points redeemed.

Duration. The term of the SYWR Agreement will expire in 2022, but may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach or, if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change in control whereby a majority of SHO’s voting power, or a majority of the voting power of any of SHO’s subsidiaries, is acquired by a competitor who operates a points-issuance/redemption business that competes in any material respect with the SYWR program or with any other rewards or points-issuance/redemption businesses operated by Sears Holdings or any of its affiliates, (3) 66 months after the effective date of the Separation by either party for convenience upon 180-days’ notice to the other party, (4) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, the Trademark License Agreement, a Store License Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement, or (5) by Sears Holdings if SHO fails to consent to an amendment or modification to the SYWR program that applies on a non-discriminatory basis to all of Sears Holdings’ authorized vendors and authorized providers but has a material adverse effect on SHO, provided that Sears Holdings has used commercially reasonable efforts to provide an accommodation for SHO’s consent, which consent may not be unreasonably withheld.

Indemnification. SHO is required to defend and indemnify Sears Holdings against third-party claims arising or relating to, among other things, SHO’s (1) negligence, recklessness, or willful misconduct relating to the SYWR program, (2) breach or default of the SYWR Agreement, (3) fraud, (4) non-compliance with applicable law, or (5) infringement of intellectual property. Sears Holdings is required to defend and indemnify SHO against third-party claims relating to, among other things, Sears Holdings’ (A) negligence, recklessness or willful misconduct relating to the SYWR program, (B) breach or default of the SYWR Agreement, (C) fraud, (D) infringement of intellectual property, or (E) failure to satisfy any of its obligations or liabilities to SYWR program members.

Tax Sharing Agreement

Prior to the Separation, SHO entered into a Tax Sharing Agreement with Sears Holdings, regarding the sharing of federal, state, local and foreign tax liabilities, the preparation and filing of tax returns for such taxes and disputes with taxing authorities regarding such taxes. Under the terms of the Tax Sharing Agreement, Sears

Holdings generally is responsible for all pre-Separation taxes that relate to SHO’s business other than non-income taxes that are accrued and unpaid as of the Separation date, for which SHO is responsible, and SHO generally is responsible for all post-Separation taxes that relate to SHO’s business. Subject to certain limitations and the agreement to cooperate in good faith with SHO, under the terms of the Tax Sharing Agreement Sears Holdings has the right to resolve any difference or disagreement on any matter that arises out of the application and interpretation of the Tax Sharing Agreement.

Employee Transition and Administrative Services Agreement

Prior to the Separation, SHO entered into an Employee Transition and Administrative Services Agreement with Sears Holdings (the “ETASA”). Under the ETASA, Sears Holdings provides SHO with transitional administrative services with respect to SHO’s employees including payroll, benefits, and other human-resource support services.

Duration. The ETASA will expire in 2018. The ETASA may be terminated (1) by either party for cause upon a material breach either if the breaching party fails to cure such breach within 30 days following written notice of such breach, or if such breach is not curable, immediately upon delivery of the non-breaching party’s notice of intention to terminate, (2) by Sears Holdings upon a change of control whereby a majority of SHO’s voting power, or a majority of the voting power of SHO’s subsidiaries, is acquired by specified competitors of Sears Holdings, or (3) by either party upon 30-days’ notice if such party (or any of its affiliates) terminates the Separation Agreement, any Store License Agreement, the Trademark License Agreement, the SYWR Agreement, or the Merchandising Agreement as a result of the other party’s (or its affiliates’) material breach of or default under such agreement. The ETASA may also be terminated by either party on one year’s notice. SHO’s continued participation in certain Sears Holdings benefit programs may continue until December 31, 2013.

Fees. For the first 24 months of the ETASA, SHO will pay a per-employee fee to Sears Holdings, plus reimbursement of all payroll and other direct costs. Following the first 24 months, SHO will pay a negotiated per-employee fee based on a combination of Sears Holdings’ costs to provide the services plus a specified profit margin. SHO and Sears Holdings will negotiate in good faith to determine the applicable fees. In addition, during the term of the ETASA SHO will be responsible for the payment of all taxes payable in connection with the services provided under the ETASA, including sales, use, excise, value-added, business, service, goods and services, consumption, withholding, payroll, unemployment, and other similar taxes or duties, along with any related interest and penalties.

Indemnification. SHO is required to defend and indemnify Sears Holdings against all third party claims that relate to or arise out of the ETASA (including claims by employees), except to the extent such claims are found to be caused by Sears Holdings’ gross negligence or willful misconduct or willful failure in the performance of the ETASA. Sears Holdings is required to defend and indemnify SHO against any third-party claims that relate to (1) bodily injury or death of any person or damage to real and/or tangible personal property, to the extent directly caused by the negligence or willful misconduct of Sears Holdings and used by Sears Holdings in the performance of the services, or (2) specified intellectual-property infringement claims. However, Sears Holdings will not indemnify SHO to the extent indemnification claims are found to be caused by (A) SHO’s breach of the ETASA, (B) SHO’s gross negligence or willful misconduct or willful failure in the performance of the ETASA, or (C) with respect to infringement claims arising out of (i) SHO’s use, misuse, marketing or distribution of Sears Holdings’ assets except as provided for in the ETASA or (ii) information, directions, specifications, or materials provided by SHO or on SHO’s behalf.

Non-Competition and Exclusivity Arrangements Between Sears Holdings and SHO

Following the Separation, the non-competition and exclusivity arrangements between Sears Holdings and SHO are governed primarily by the terms and conditions of the Merchandising Agreement. None of the arrangements described below restrict (i) Sears Holdings’ right to market or sell its products and services by all current and future electronic means, channels, processes and methods, including via the Internet or (ii) subject to certain limitations, SHO’s right to market or sell non-Sears brand products and services by all current and future electronic means, channels, processes and methods, including via the Internet.

Sears Hometown and Hardware Stores. New Sears Hometown and Hardware stores are permitted without restriction in all Micropolitan Statistical Areas (“MicroSAs”) as defined by the U.S. Office of Management and Budget (“OMB”) (i.e., defined areas of less than 50,000 residents). New Sears Hometown and Hardware stores are permitted in Metropolitan Statistical Areas as defined by the OMB (i.e., defined areas of greater than 50,000 residents), but only if (1) such stores are located at least eight miles away from existing stores owned or operated by Sears Holdings and branded with the name “Sears” (“Sears stores”), (2) for new Sears Hometown and Hardware stores located between five and eight miles from existing Sears stores, SHO will pay to Sears Holdings on an annual basis a specified percentage of the new stores’ EBITDA for the first five years such stores are open for business, (3) such stores distribute products primarily on a rent-to-own basis or (4) Sears Holdings has already approved of such stores’ location.

Sears Outlet Stores. Existing and new Sears Outlet stores are permitted without restriction. The Merchandising Agreement also establishes an exclusive relationship, subject to certain conditions, until 2018 between Sears Holdings and SHO with respect to the sale and purchase of distressed and refurbished merchandise and marked-out-of-stock merchandise (including apparel). In addition, Sears Holdings will give SHO a right of first offer on all of Sears Holdings’ (1) discontinued or obsolete products, (2) overstock products and home goods and furniture that are new and still in original packaging, (3) distressed, refurbished, discontinued and obsolete home goods and furniture, and (4) marked out-of-stock footwear except with respect to products that Sears Holdings does not sell to end-user consumers.

Sears Holdings. Sears Holdings may continue to, and may authorize others to continue to, own and operate all stores owned and operated by them on the date of the Separation. However, Sears Holdings is not able to do the following: (A) in any MicroSA open, own, or operate any new store, or authorize in any MicroSA any new specified “Authorized Store,” that is (1) branded with any Sears Mark that includes “Kenmore” or “Craftsman” or (2) a specified “Sears Store”; (B) open, own, or operate any new store, or sell specified “Prohibited Products” to any new Authorized Store, that is substantially similar to one or more of the Sears Hometown Store, Sears Home Appliance Showroom, or Sears Outlet Store formats existing on the effective date of the Separation; or (C) open, own, or operate any new store, or authorize any new Authorized Store, that markets or sells, or authorizes (via a license agreement, operating agreement, or otherwise) any natural person, business entity, or non-entity business enterprise to market or sell, any item of specified “Exclusive Merchandise” at a store physically located in any postal zip code area with respect to which, and to the extent, Sears Holdings or SHO has agreed with the owner of a Hometown Store to refrain from selling Exclusive Merchandise in the postal zip code area.

SHO. SHO may not enter into or amend any agreement (each, an “authorizing agreement”) that authorizes an unrelated third-party owner or franchisee to operate a new Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom if the authorizing agreement contains product-exclusivity rights. If SHO seeks to renew or permit the assignment of an existing authorizing agreement for a Sears Hometown Store, Sears Hardware Store, or Sears Home Appliance Showroom that includes product-exclusivity rights, SHO must use commercially reasonable efforts to ensure that the renewal or assignment also eliminates the product-exclusivity rights.

Real Property Transactions

Prior to the Separation, Sears Holdings assigned or sublet to SHO Sears Holdings’ interests in the lease for each of SHO’s stores as to which Sears Holdings, and not SHO or an independent authorized dealer or a franchisee, is the tenant and either (1) the lease for the store permits assignment or subletting of the lease or

(2) Sears Holdings is able to obtain landlord consent to the assignment or sublease. However, a relatively small number of the leases for SHO stores, or the “No-Consent Locations,” do not permit assignment or subletting by Sears Holdings or may require landlord consent, which may be withheld. Sears Holdings entered into a sublease with SHO for each of the No-Consent Locations. In addition, a small number of SHO stores are in locations where Sears Holdings currently operates one of its stores. In such cases SHO entered into a lease or sublease with Sears Holdings for the portion of the space in which SHO’s store operates, and SHO pays rent directly to Sears Holdings on the terms negotiated prior to the Separation.

Generally, the form of sublease from Sears Holdings to SHO with respect to SHO’s premises subleased from Sears Holdings provides for the following, among other terms and conditions: (1) the duration of the sublease and the rent payable by SHO to Sears Holdings are the same as the duration and the rent payable by Sears Holdings to its landlord; (2) the premises are subleased to SHO on an “as is” basis and that Sears Holdings, as sublandlord, makes no representation to SHO regarding the condition of the subleased premises; (3) SHO as subtenant (A) is subject to all of the easements, covenants, conditions, and restrictions of Sears Holdings’ lease from its landlord and (B) SHO will comply with and perform all of Sears Holdings’ obligations as tenant under its lease from its landlord; (4) SHO will indemnify and defend Sears Holdings from and against all claims by (A) Sears Holdings’ landlord that SHO has not performed Sears Holdings’ obligations as tenant under Sears Holdings’ lease from the landlord and (B) any person as a result of SHO’s use or occupancy of the subleased premises or SHO’s failure to comply with the terms of the sublease or Sears Holdings’ lease from its landlord; (5) SHO may not sublet or assign the sublease without the consent of Sears Holdings; and (6) upon specified SHO defaults (including failure by SHO to observe and perform any provision of the sublease to be performed by SHO) Sears Holdings may, among other remedies, (A) reenter the subleased premises and expel SHO and (B) recover damages from SHO.

SHO’s Senior ABL Facility

Prior to the Separation and in connection with the entry into SHO’s Senior ABL Facility, SHO entered into an agreement with Sears Holdings and the agent under the Senior ABL Facility whereby Sears Holdings commits to (1) continue to provide services to SHO in connection with a realization on the lenders’ collateral after default under the Senior ABL Facility notwithstanding SHO’s default under the underlying agreements with Sears Holdings, and (2) provide specified notices and services to the agent for so long as any obligations remain outstanding under the Senior ABL Facility. See the 2012 10-K for additional information regarding the Senior ABL Facility.

Payments from SHO to Sears Holdings and from Sears Holdings to SHO

The following table summarizes payments received by SHO from Sears Holdings and payments made by SHO to Sears Holdings during SHO’s 2012 fiscal year that are included in SHO’s financial statements with respect to the 2012 fiscal year included in the 2012 10-K.

Net commissions received by SHO from Sears Holdings	$168,100,000
Payments made by SHO to Sears Holdings related to cost of sales and for occupancy	$1,673,832,000
Payments made by SHO to Sears Holdings for services performed by Sears Holdings	$18,912,000

Additional Information

SHO’s Board of Directors Code of Conduct, which the Board of Directors approved following the Separation, provides that Covered Parties (as defined below) are not prohibited from investing, and SHO has renounced all interest and expectancy, and being offered an opportunity to participate or invest, in all investment opportunities that may come to the attention of any Covered Party other than the following investments (unless they are investments of ESL) made prior to the date of adoption of SHO’s Board of Director Code of Conduct: investment opportunities that come to the Covered Party’s attention directly and exclusively in the Covered Party’s capacity as director, officer or employee of SHO; control investments in retailers primarily focused on selling home appliances, hardware, tools, or lawn and garden equipment that are new products or that are one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, scratched, or dented products; and investment opportunities in companies or assets that have a significant role in SHO’s business such as investment opportunities in (1) real estate currently leased by SHO or (2) suppliers of which SHO is a substantial customer representing over 10% of such companies’ revenues. “Covered Parties” means each of ESL and each employee, officer, director or advisor to ESL who may serve as an officer or director of SHO.

Since March 12, 2013 E.J. Bird has served as the Interim Chief Financial Officer of Sears Canada Inc. Based on publicly available data, on February 14, 2013 Sears Holdings beneficially owned 51.0% of Sears Canada Inc.’s outstanding shares of common stock.

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2014 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2014 Annual Meeting of Stockholders, your stockholder proposal must be delivered to the Company not later than December 4, 2013, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2014 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2013 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2014 Annual Meeting.

If you want to submit a stockholder proposal for our 2014 Annual Meeting and you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date of the 2013 Annual Meeting of Stockholders. However, if the date of the 2014 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2014 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the 2014 Annual Meeting. Your notice must also include the information required by our Bylaws.

All stockholder proposals must be delivered to the Company at the following address: Sears Hometown and Outlet Stores, Inc., 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192, Attn: General Counsel and Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to SHO. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during our 2012 fiscal year.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

Annual Report on Form 10-K

A copy of the 2012 10-K, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any stockholder upon written request sent to Sears Hometown and Outlet Stores, Inc., Law Department, 5500 Trillium Boulevard, Suite 501, E5-094B, Hoffman Estates, Illinois

60192, Attn: General Counsel and Secretary. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the 2012 10-K and its exhibits on-line at the SEC website at www.sec.gov or on our website at www.shos.com.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of SHO are considered to be of the greatest importance by SHO. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

APPENDIX A

SEARS HOMETOWN AND OUTLET STORES, INC.

UMBRELLA INCENTIVE PROGRAM

SECTION 1

GENERAL

1.1. Purpose. The Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program (the “UIP”) is a performance-based program. The UIP is designed to motivate the salaried employees of Sears Hometown and Outlet Stores, Inc. (the “Company”) and its Subsidiaries (as defined in Section 9), to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the UIP align Participants’ financial incentives with the financial goals of the Company. Awards under the UIP are designed to vary commensurately with achieved performance. Both Awards structured to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”) and Awards not so structured may be issued hereunder. The UIP is hereby effective as of the Rights Closing Date as defined in the Separation Agreement by and between Sears Holdings Corporation (“Sears Holdings”) and the Company (“Effective Date”).

The Committee may make an Award to an Eligible Employee under the UIP, or from time to time may establish under the UIP annual and long-term incentive plans for specific performance periods for specified groups of Eligible Employees, and make Awards under such plans, consistent with the terms of the UIP. References throughout this document to Awards under the UIP shall also refer to Awards under any annual or long-term incentive plan established pursuant to the UIP. All Awards hereunder, including Awards under any annual or long-term incentive plan established pursuant hereto, that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder are contingent on shareholder approval of the UIP, as provided in subsection 3.1.

1.2. Operation, Administration, and Definitions. The operation and administration of the UIP, including the Awards made under the UIP, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the UIP shall be defined as set forth in the UIP (including the definitional provisions of Section 9).

SECTION 2

PARTICIPATION

2.1. Eligible Employee. The term “Eligible Employee” means those salaried employees of the Company or a Subsidiary who are designated as Eligible Employees by the “Committee” (as such term is defined in subsection 6.2 and further described in Section 7). Subject to the terms and conditions of the UIP, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who shall be granted one or more Awards under the UIP, and thereby become “Participants” in the UIP. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the term “Eligible Employee” shall mean those salaried and hourly employees of the Company or a Subsidiary who are designated as Eligible Employees under the terms of the applicable annual incentive plan or long-term incentive plan and thereby become “Participants” under such incentive plan.

2.2. New Hires. The Committee may designate as Participants those salaried employees whom the Committee determines have been newly hired or promoted into the group of Eligible Employees, provided that the terms and conditions of Awards to such individuals shall be subject to such adjustments as the Committee deems necessary or desirable to qualify such Awards as performance-based compensation for purposes of Code Section 162(m), if such Awards are intended to meet the requirements of Code Section 162(m) and the regulations thereunder. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the eligibility of newly hired employees shall be determined in accordance with the terms of the applicable incentive plan.

SECTION 3

AWARDS

3.1 Awards. An Award may be granted under the UIP in the form of a “Cash Incentive Award” or a “Stock Award”.

(a) A Cash Incentive Award is a grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having Fair Market Value, as of the date of payment, equivalent to the cash otherwise payable) that is contingent upon achievement of performance goals for the applicable performance period, as established by the Committee.

(b) A Stock Award is a grant of shares of Stock, which grant shall be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Committee.

The grant of an Award may also be subject to such other conditions, restrictions and contingencies as determined by the Committee. Except as otherwise provided in this Section 3, Awards are intended to be “performance-based compensation” as that term is used in regulations issued under Code Section 162(m), and shall comply with the requirements of this Section 3 to the extent such compliance is determined by the Committee to be required for the Awards to be treated as performance-based compensation. With respect to Awards that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations issued thereunder, any such Award shall be contingent upon shareholder approval of the UIP or any amendment to the UIP requiring shareholder approval under Code Section 162(m) and the regulations issued thereunder, and no amount shall be paid under any such Award unless and until shareholder approval has been obtained in accordance with Code Section 162(m) and the regulations issued thereunder.

3.2 Maximum Amount. For Awards that are intended to be performance-based compensation under Code Section 162(m) and the regulations issued thereunder, the maximum value payable under all such Awards granted to any one individual during any (i) consecutive thirty-six (36) month period shall not exceed $15,000,000, and (ii) consecutive forty-eight (48) month period shall not exceed $20,000,000. Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder are not subject to the foregoing limits.

3.3 Performance Goals. The performance goals established for the performance period established by the Committee with respect to Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than ninety (90) days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures described in subsection 3.6, below.

3.4 Attainment of Performance Goals. A Participant otherwise entitled to receive an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any performance period shall not receive a settlement of the Award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder.

3.5 Partial Achievement. The terms of an Award may provide that partial achievement of the performance goals may result in a payment or vesting based upon the degree of achievement.

3.6 Performance Measures.

(a) Generally. Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer satisfaction performance goals measured by independent customer satisfaction surveys and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index.

(b) Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with subsection 3.3, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) extraordinary, unusual, and/or nonrecurring items of gain or loss; (iv) gains or losses on acquisitions or divestitures or store closings; (v) domestic pension expenses (if any); (vi) noncapital, purchase accounting items; (vii) changes in tax or accounting principles, regulations or laws; (viii) mergers or acquisitions; (ix) integration costs disclosed as merger related; (x) accruals for reorganization or restructuring programs; (xi) investment income or loss; (xii) foreign exchange gains and losses; and (xiii) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects Awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

3.7 Non-Performance-Based Compensation. Nothing in this Section 3 shall preclude the Committee, the Company, or any Subsidiary from granting Awards that are not intended to be performance-based compensation under Code Section 162(m) and the regulations thereunder; provided, however, that, at the time of grant of Awards by the Committee, the Committee shall designate whether such amounts are intended to constitute performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder. To the extent that the provisions of this Section 3 reflect the requirements applicable to performance-based compensation under Code Section 162(m) and the regulations thereunder, such provisions shall not apply to any Award which is not intended to satisfy such performance-based compensation requirements.

SECTION 4

DISTRIBUTION

4.1. General. Subject to Sections 5 and 6, the shares of Stock or the cash that result from an Award, granted with respect to a particular performance period, shall be distributed, in a single lump sum, as soon as practicable after the first Committee meeting after the results for the applicable performance period are available to the Committee (or in the case of Awards not intended to satisfy the requirements of Code Section 162(m) and the regulations thereunder, such time as specified by the Committee in the Award). Notwithstanding anything herein to the contrary, as to Awards intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder, no distribution shall be made hereunder until after the Committee has certified the attainment of the performance goals and the amount to be paid to each Participant. Further, each Award shall be paid to each Participant no later than the date that is the 15th day of the third month following the last day of the relevant performance period or such other date as required by Code Section 409A to avoid treatment of the Award as deferred compensation subject to Code Section 409A. The date as of which payment is made in accordance with this subsection 4.1 is referred to herein as the “payment date.”

4.2. Termination and Other Provisions. All distributions are subject to the provisions of Sections 5 and 6, below.

SECTION 5

TERMINATION

5.1. The effect of death, disability, or termination of employment on a Participant’s right to receive an Award (whether payable in cash or Stock) shall be determined by the Committee under the terms of the Award (or the terms of the annual or long term incentive plan under which the Award is granted) and may depend both on the reason for the termination, if applicable, and the point in the performance period at which the event occurs, subject to the requirements of Code Section 162(m) and the regulations thereunder in the case of Awards intended to constitute performance-based compensation under that Code Section.

SECTION 6

OPERATION AND ADMINISTRATION

6.1. Source of Awards. In the case of Awards under the UIP that are settled in shares of Stock, such shares shall be distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder (which in no event shall be an employee stock purchase plan). In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.

6.2. Committee. The UIP is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), as further described at Section 7. Any determinations by the Committee regarding the UIP are binding on all Participants. The Committee may make changes that it deems appropriate for the effective administration of the UIP. Subject to subsection 6.3, these changes may not increase the benefits to which Participants may become entitled under an Award, nor change the pre-established measures in goals that have been approved with respect to any Award that is intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder.

6.3. Discretion. Notwithstanding anything in the UIP to the contrary, prior to the settlement of any Award, the Committee may (i) reduce the amount of such Award, or the number of shares of Stock or amount of cash to be delivered in connection with such Award, and (ii) with respect to Awards that are not intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder, change the pre-established measures in goals that have been approved for such Award and increase the amount of such Award or the number of shares of Stock or amount of cash to be delivered in connection with such Award.

6.4. General Restrictions. Notwithstanding any other provision of the UIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the UIP unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

6.5. Tax-Withholding. All distributions under an Award are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under an Award on satisfaction of the applicable withholding obligations. To the extent permitted by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date (or such other period of time as the Company’s accountants may require), or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the UIP; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6.6. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, subject, in the case of settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Each Subsidiary shall be liable for payment of cash due under the UIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.7. Transferability. Except as otherwise provided by the Committee, Awards under the UIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under an Award, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the UIP, as the Committee shall require.

6.9. Agreement with Company. Any Award under the UIP shall be subject to such terms and conditions, not inconsistent with the UIP, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.10. Action by Company or Subsidiary. Any action required or permitted to be taken under the UIP by the Company or any Subsidiary shall be by resolution of its respective board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

6.11. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.12. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the UIP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the UIP. A Participant shall have only a contractual right to the cash or Stock, if any, payable under the UIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the UIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The UIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the UIP, unless such right or claim has specifically accrued under the terms of the UIP. Except as otherwise provided in the UIP, no Award under the UIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.13. Evidence. Evidence required of anyone under the UIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

6.14. Corporate Transaction. In the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve, but in no event increase, the benefits or potential benefits of the Awards; provided, however, that no such adjustment may be made to the extent such adjustment would cause Awards that are intended to constitute performance-based compensation to cease to qualify as such under Code Section 162(m) and the regulations thereunder. Actions permitted under the preceding sentence by the Committee may include any adjustments that the Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment.

6.15. Governing Law. The UIP will be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws. The state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the UIP.

6.16. Severability. If any provision(s) of the UIP shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from the UIP, as the case may require, and the UIP shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.

SECTION 7

COMMITTEE

7.1. Administration. As provided in subsection 6.2, the authority to control and manage the operation and administration of the UIP shall be vested in the Committee.

7.2. Powers of Committee. The Committee’s administration of the UIP shall be subject to the following:

(a) As provided in subsection 2.1 above, the Committee shall have the authority and discretion to determine those salaried employees who are Eligible Employees and to select from among the Eligible Employees those persons who shall receive Awards.

(b) Subject to the other provisions of the UIP, the Committee shall have the authority and discretion to determine the time or times of receipt and the types of Awards, to establish the terms, conditions, restrictions, and other provisions of Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards. However (and subject at all times to the requirements of Code Section 162(m) and the regulations thereunder as to Awards that are intended to constitute performance-based compensation under that Section), to the extent that the Committee determines that the restrictions imposed by the UIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee shall have the authority and discretion to interpret the UIP, to establish, amend, and rescind any rules and regulations relating to the UIP, to determine the terms and provisions of any Award Agreement made pursuant to the UIP, and to make all other determinations that may be necessary or advisable for the administration of the UIP.

(d) Any interpretation of the UIP by the Committee and any decision made by it under the UIP are final and binding on all persons.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, or as would cause UIP Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder to fail to so qualify, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

7.4. Information to be Furnished to Committee. The Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties hereunder. The records of the Company and its Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined by the Company or the Committee to be incorrect. Participants and other persons entitled to benefits under the UIP must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the UIP, subject to any applicable privacy laws.

SECTION 8

AMENDMENT AND TERMINATION

The Board or the Committee may, at any time, amend or terminate the UIP, and the Board or the Committee may amend any Award; provided, that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the UIP prior to the date such amendment or termination is adopted by the Board or the Committee, and no amendment requiring shareholder approval, including, but not limited to, under Code Section 162(m) and the regulations thereunder may be made without consent of the shareholders of the Company.

Notwithstanding anything herein to the contrary, (i) no amendment shall be made that would cause the UIP not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, and (ii) the UIP and any Award thereunder may be amended without Participant consent to the extent that the Committee determines such amendment necessary to cause the UIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any Cash Incentive Award or Stock Award as described in Section 3.1.

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Fair Market Value. The term “Fair Market Value” shall mean the reported closing price of a share of Stock on the principal securities exchange or market on which the Stock is then listed or admitted to trading.

(e) Stock. The term “Stock” means shares of common stock of the Company.

(f) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Becky Iliff
Becky Iliff
Vice President, Human Resources

APPENDIX B

SEARS HOMETOWN AND OUTLET STORES, INC.

AMENDED AND RESTATED 2012 STOCK PLAN

SECTION 1.	BACKGROUND AND PURPOSE

The name of this Plan is the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan. The purpose of this Plan is to promote the interests of the Company and its Subsidiaries through grants to Eligible Individuals of awards under this Plan in order (1) to attract and retain the services of Eligible Individuals, (2) to provide an additional incentive to each Eligible Individual to work to increase the value of the Stock and (3) to provide each Eligible Individual with a stake in the future of the Company which corresponds to the stake of each Company stockholder.

SECTION 2.	DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board shall mean the Board of Directors of the Company.

2.2. Code shall mean the Internal Revenue Code of 1986, as amended.

2.3. Committee shall mean the Benefit-Plan Subcommittee of the Compensation Committee of the Board of Directors or other committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be an “outside director” for purposes of Code Section 162(m).

2.4. Company shall mean Sears Hometown and Outlet Stores, Inc., a Delaware corporation, and any successor to such corporation.

2.5. Eligible Individual shall mean a key employee of or other individual performing services for the Company or a Subsidiary or a non-employee member of the Board (a “Non-Employee Director”), in each case as determined and designated by the Committee. An award may be granted to an Eligible Individual in connection with hiring, retention or otherwise, prior to the date the Eligible individual first performs service for the Company or the Subsidiaries or becomes a member of the Board, provided such award shall not become vested prior to the date the Eligible Individual first performs such service or becomes a member of the Board. Notwithstanding the above, for purposes of ISOs “Eligible Individual” shall be limited to key employees of the Company or a Subsidiary, as determined and designated by the Committee.

2.6. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

2.7. Fair Market Value shall mean, for any given date, the fair market value of the Stock as of such date, as determined by the Committee on a basis consistently applied based on actual transactions in Stock on the exchange on which the Stock generally has the greatest trading volume.

2.8. ISO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.9. NQO shall mean an Option granted under Section 8 to purchase Stock and evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Code Section 422.

2.10. Option shall mean an ISO or a NQO.

2.11. Option Agreement shall mean the written agreement or instrument which sets forth the terms of an Option granted to an Eligible Individual under this Plan.

2.12. Option Price shall mean the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.13. Performance Period shall mean the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of SARs, Options, Restricted Stock, or Stock Units has been earned.

2.14. Plan shall mean this Sears Hometown and Outlet Stores, Inc. 2012 Stock Plan, as amended from time to time.

2.15. Restricted Stock shall mean Stock granted to an Eligible Individual pursuant to Section 7.

2.17. SAR Agreement shall mean the written agreement or instrument which sets forth the terms of a SAR granted to an Eligible Individual under this Plan.

2.18. SAR Share Value shall mean the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.19. Stock shall mean the common stock of the Company, par value $0.01 per share.

2.20. Stock Agreement shall mean the written agreement or instrument which sets forth the terms of a Restricted Stock grant or Stock Unit grant to an Eligible Individual under this Plan.

2.21. Stock Appreciation Right or SAR shall mean a right which is granted pursuant to the terms of Section 8 to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.22. Stock Unit shall mean a right granted to an Eligible Individual pursuant to Section 7 to receive a payment in cash or shares based on the Fair Market Value of the number of shares of Stock described in such grant.

2.23. Subsidiary shall mean any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of the Company.

SECTION 3.	SHARES RESERVED UNDER PLAN; SHARES AVAILABLE FOR OTHER PLANS

3.1. Shares. There shall be reserved for issuance under this Plan 4,000,000 shares of Stock.

3.2. Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock issued pursuant to a Restricted Stock grant which are forfeited thereafter shall again become available for issuance under this Plan. The gross number of shares of Stock covered by a Stock Unit shall not again become available under Section 3.1 for issuance under this Plan; provided, however, if a Stock Unit is forfeited or settled in cash, the related shares of Stock shall again become available for issuance under this Plan. The gross number of shares of Stock covered by an Option or SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan; provided, however, if an Option or SAR is forfeited or settled in cash, if applicable, the related shares of

Stock shall again become available for issuance under this Plan. Any shares of Stock which are (a) tendered to the Company to pay the Option Price of an Option, (b) tendered to the Company in satisfaction of any condition to a grant of Restricted Stock, or (c) used to satisfy a withholding obligation under Section 14.4, shall again become available under Section 3.1 for issuance under this Plan.

3.3. Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4. Payment of Stock to Satisfy Award Payments. The Committee in its discretion may use the shares of Stock described in Section 3.1 as payment to satisfy cash awards made under, and subject to the terms and conditions of, the Company’s other benefit plans in effect from time to time.

SECTION 4.	EFFECTIVE DATE

Subject to the stockholders of the Company approving the adoption of this Plan, this Plan shall become effective on the Rights Closing Date as defined in the Separation Agreement by and between Sears Holdings Corporation (“Sears Holdings”) and the Company.

SECTION 5.	PLAN ADMINISTRATION

5.1. Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions of this Plan, the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in Stock, Option, or SAR Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions.

5.2. Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding award at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.3. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more officers of the Company, including without limitation the authority to approve grants to Eligible Individuals other than any of the Company’s officers. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4. Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on the Company, on each affected Eligible Individual and on each other person directly or indirectly affected by such action.

SECTION 6.	ELIGIBILITY

Eligible Individuals shall be eligible for the grant of awards under this Plan.

SECTION 7.	RESTRICTED STOCK AND STOCK UNITS

7.1. Committee Action.

(a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and Stock Units to Eligible Individuals from time to time.

(b) Limitations. No Restricted Stock and Stock Unit grants in any combination may be made to an Eligible Individual in any calendar year with respect to more than 100,000 shares of Stock. Each Restricted Stock grant and each Stock Unit grant shall be evidenced by a Stock Agreement.

7.2. Forfeiture Conditions. The Committee may make a Restricted Stock or Stock Unit grant subject to one or more employment, performance or other forfeiture conditions which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. When a Stock certificate is issued for shares of Restricted Stock, such certificate shall be issued subject to (i) the conditions, if any, described in this Section 7.2 and Section 9 to, or for the benefit of, the Eligible Individual and (ii) a stock power in favor of the Company in order for the Company to effect any forfeitures of such Restricted Stock.

7.3. Rights Under Awards.

(a) Cash Dividends. Each Stock Agreement which evidences a Restricted Stock grant shall state whether the Eligible Individual shall have a right to receive any cash dividends which are paid after any shares of Restricted Stock are issued to him or her and before the first day that the Eligible Individual’s interest in such Stock is forfeited. If such a Stock Agreement provides that an Eligible Individual has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Eligible Individual will be eligible to receive one, or more than one, payment in the future to compensate the Eligible Individual for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If such a Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payments. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant.

(b) Stock and Other Dividends. Unless otherwise provided in the related Stock Agreement, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Stock dividend is declared on a share of Restricted Stock, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and an Eligible Individual’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, and subject to such rules as the Committee shall adopt with respect to each dividend, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant. If a dividend is paid on a share of Restricted Stock or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with the terms of the related Stock Agreement or such rules as the Committee shall adopt with respect to each such dividend.

(c) Voting Rights. An Eligible Individual shall have the right to vote shares of Restricted Stock unless otherwise provided in the related Stock Agreement. An Eligible Individual receiving a Stock Unit grant shall not possess any voting rights with respect to such Stock Units.

(d) Effect of Termination. In the discretion of the Committee, a Stock Agreement may provide for vesting, payment, or other applicable terms after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(e) Nontransferability. No Restricted Stock grant and no shares issued pursuant to a Restricted Stock grant shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution before an Eligible Individual’s interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution, except as otherwise provided in the related Stock Agreement.

(f) Creditor Status. An Eligible Individual to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of the Company with respect to any payment due under such grant.

7.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as an Eligible Individual’s interest in such Stock becomes nonforfeitable under this Plan and the terms of the related Stock Agreement. Upon vesting of a Stock Unit, the Eligible Individual shall receive payment in cash or Stock in accordance with the terms of the related Stock Agreement.

SECTION 8.	OPTIONS AND SARs; ADDITIONAL AWARDS TO NON-EMPLOYEE DIRECTORS

8.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to purchase shares of Stock to Eligible Individuals from time to time, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions, including any performance-based vesting conditions, of such grant, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

8.2. ISO Rules. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422. The aggregate Fair Market Value of ISOs granted to an Eligible Individual under this Plan and incentive stock options granted to such Eligible Individual under any other stock option plan adopted by the Company or a Subsidiary which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 8.2 in accordance with Code Section 422(d).

8.3. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the Eligible Individual ceases to be employed or provide services to the Company or a Subsidiary for any reason whatsoever, including death or disability.

(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.4. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 8.4 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1) in cash, electronic funds transfer or a check acceptable to the Committee;

(2) in Stock which has been held by the Eligible Individual for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

(3) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

(4) in any combination of the methods described in this Section 8.4(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

8.5. SARs.

(a) SARs and SAR Share Value.

(1) The Committee acting in its absolute discretion may grant an Eligible Individual a SAR which will give the Eligible Individual the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a share of Stock on the date such SAR is granted. The Committee shall have the right to make any such grant subject to such additional terms, including performance-based vesting provisions, as the Committee deems appropriate and such terms shall be set forth in the related SAR Agreement.

(2) Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the Eligible Individual ceases to be employed or provide services to the Company or Subsidiary for any reason whatsoever, including death or disability.

(3) Except in accordance with the provisions of Section 12, the Committee shall not, absent the approval of the Company’s stockholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR.

(b) Procedure. The exercise of a SAR shall be effected by the delivery of the related SAR Agreement to the Committee together with a statement signed by the Eligible Individual which specifies the number of shares of Stock as to which the Eligible Individual exercises his or her SAR.

(c) Payment. An Eligible Individual who exercises his or her SAR will receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount to (i) the number of shares of Stock with respect to which, the SAR is exercised times (ii) the excess of the Fair Market Value of a share of Stock on the exercise date over the applicable SAR Share Value. The Committee acting in its absolute discretion shall determine the form of such payment. Any cash payment shall be made from the Company’s general assets, and an Eligible Individual shall be no more than a general and unsecured creditor of the Company with respect to such payment.

(d) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

8.6 Other Awards for Non-Employee Directors.

(a) Fees to be Paid in Stock. If any Board retainer or meeting fee by its terms is required to be paid wholly or in part in Stock, each Non-Employee Director shall be eligible for, and may from time to time be granted, awards of unrestricted Stock, Restricted Stock, or a combination of both in such amounts as the Committee determines are necessary to satisfy the Company’s payment obligations.

(b) Election to Receive Stock in Payment of Fees. Each Non-Employee Director may from time to time elect, subject to the approval of, and in accordance with procedures to be specified by, the Committee, to receive in lieu of all or part of a specified percentage of the Board cash retainer and any meeting fees that would otherwise be payable to the Non-Employee Director either (i) shares of unrestricted Stock, shares of Restricted Stock, or Stock Units under this Plan, in each case if available, equal in value as determined by the Committee to the amount of the forgone Board retainer and meeting fees using the Fair Market Value of the Stock as of the date on which the Board retainer or meeting fees otherwise would have been paid to the Non-Employee Director, or (ii) Options, if available, equal in value as determined by the Committee using the Fair Market Value of Stock as of the date of grant to the amount of the forgone retainer and meeting fees. Each election under this paragraph (b) shall be made under an appropriate election form and an appropriate Stock Agreement, Option Agreement, or other individual award agreement, in each case that shall include the terms and conditions approved by the Committee.

(c) Deferral Election. In addition to the foregoing, the Committee may permit, in its discretion, any award to Non-Employee Directors to be deferred through an appropriate deferral election by the Non-Employee Director.

(d) Requirements for Elections. All elections made in accordance with paragraphs (b) and (c) of this section must be made prior to the year in which such cash retainer and meeting fees are earned and in accordance with requirements under Section 409A of the Code as determined by the Committee.

8.7. Nontransferability. Except to the extent the Committee deems permissible and consistent with the best interests of the Company, no Option or SAR shall be transferable by an Eligible Individual other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Eligible Individual for any transfer (other than a transfer by will or by the laws of descent and distribution) of an Option or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option or SAR granted under this Plan shall be exercisable during an Eligible Individual’s lifetime, as the case may be, only by (subject to the first sentence in this Section 8.7) the Eligible Individual, provided that in the event an Eligible Individual is incapacitated and unable to exercise such Eligible Individual’s Option or SAR, such Eligible Individual’s legal guardian or legal representative whom the Committee deems appropriate based on all applicable facts and circumstances presented to the Committee may exercise such Eligible Individual’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option or SAR Agreement. The person or persons to whom an Option or SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 8.7) thereafter shall be treated as the Eligible Individual under this Plan.

8.8. Share Limitation. An Eligible Individual may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 300,000 shares of Stock.

SECTION	9. PERFORMANCE-BASED AWARDS

9.1 Establishment of Performance Goals. If, at the time of grant, the Committee intends an award to qualify as “performance based compensation” within the meaning of Code Section 162(m)(4), the Committee must establish in writing, objective performance goals for the applicable Performance Period no later than ninety (90) days after the Performance Period begins (but in no event after twenty-five percent (25%) of the Performance Period has elapsed), and while the outcome as to the performance goals is substantially uncertain. Such performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the criteria described in Section 9.2.

9.2 Performance Measures. A performance goal may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer satisfaction performance goals measured by independent customer satisfaction surveys and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index.

9.3 Certification of Performance. A Participant otherwise entitled to receive an award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any Performance Period shall not receive a settlement of the award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to such award.

9.4 Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with Section 9.1, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (a) asset write-downs; (b) litigation or claim judgments or settlements;

(c) extraordinary, unusual, and/or nonrecurring items of gain or loss; (d) gains or losses on acquisitions or divestitures or store closings; (e) noncapital, purchase accounting items; (f) changes in tax or accounting principles, regulations or laws; (g) mergers or acquisitions; (h) integration costs disclosed as merger related; (i) accruals for reorganization or restructuring programs; (j) investment income or loss; (k) foreign exchange gains and losses; and (l) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

SECTION 10.	SECURITIES REGISTRATION

For Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Eligible Individual under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Eligible Individual; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Eligible Individual.

SECTION 11.	LIFE OF PLAN

No award shall be granted under this Plan on or after the earlier of:

(1) the tenth (10th) anniversary of the date the Company adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Options and SARs have been exercised in full or no longer are exercisable and all Restricted Stock and Stock Unit grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or

(2) the date on which all of the Stock reserved under Section 3 has been issued or is no longer available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 12.	ADJUSTMENT

12.1. Corporate Transactions. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3, the grant limitations described in Section 7.1(b) and Section 8.8, the number, kind or class (or any combination thereof) of shares of Stock subject to Options and SARs granted under this Plan and the applicable Option Price and SAR Share Value as well as the number, kind or class of shares of Stock subject to Restricted Stock and Stock Unit grants under this Plan shall be adjusted by the Committee in an equitable manner to reflect any corporate transaction resulting in a change in the capitalization of the Company. For purposes of this paragraph a corporate transaction includes without limitation any dividend (other than a cash dividend that is not an extraordinary cash dividend) or other distribution (whether in the form of cash, Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, acquisition, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this paragraph to the contrary, an adjustment to an Option or SAR under this paragraph shall be made in a manner that will not result in the grant of a new Option or SAR under Code Section 409A or cause the Option or SAR to fail to be exempt from Code Section 409A.

12.2. General. If any adjustment under this Section 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any grant shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 12 by the Board shall be conclusive and binding on all affected persons.

SECTION 13.	AMENDMENT OR TERMINATION

The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of stockholders of the Company, no amendment or modification to the Plan may materially modify the Plan in any way that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of any exchange. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any vested and outstanding award on the date of such amendment, modification, suspension or termination, without the consent of the affected grantee. Notwithstanding the foregoing, no Eligible Individual consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for the Company to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to awards under this Plan prior to the date of such suspension or termination.

SECTION 14.	MISCELLANEOUS

14.1. Stockholder Rights. No Eligible Individual shall have any rights as a stockholder of the Company as a result of the grant of an Option or SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of any Stock subject to such Option or SAR to such Eligible Individual. Except as otherwise provided in this Plan, an Eligible Individual’s rights as a stockholder in the shares of Stock related to a Restricted Stock grant shall be set forth in the related Stock Agreement.

14.2. No Contract of Employment or Contract for Services. The grant of an award to an Eligible Individual under this Plan shall not constitute a contract of employment or contract for the performance of services or an agreement to continue his or her status as an Eligible Individual and shall not confer on an Eligible Individual any rights in addition to those rights, if any, expressly set forth in any Stock, Option or SAR Agreement.

14.3. Coordination with Corporate Policies. Shares of Stock and cash acquired by an Eligible Individual under this Plan shall be subject to share retention, forfeiture, and clawback policies established by the Company in accordance with the terms of such policies.

14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock or Stock Unit grant shall constitute an Eligible Individual’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum tax withholding requirements, if any, which the Committee acting in its discretion deems applicable. The Committee shall have the right to satisfy tax withholding requirements, if any, through a reduction in the number of shares of Stock actually transferred pursuant to an award.

14.5 Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

14.6 Requirements of Law. The granting of awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.7 Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. Such foregoing right of indemnification shall not apply in circumstances involving such person’s bad faith or willful misconduct. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.8 Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

14.9 Governing Law. This Plan shall be construed under the laws of the State of Illinois (excluding its choice-of-law rules) to the extent not superseded by federal law.

14.10 Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.11 Conflicts. In the event of a conflict between the terms of this Plan and any Stock, Option or SAR Agreement, the terms of the Plan shall prevail.

14.12 Successors. All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.13 Deferral of Awards. The Committee may, in a Stock Agreement or otherwise, establish procedures for the deferral of Stock or cash deliverable upon settlement, vesting or other events with respect to Restricted Stock or Stock Units. Notwithstanding anything herein to the contrary, in no event will any deferral of Stock or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409A.

14.14 Employees in Foreign Jurisdictions. Notwithstanding any provision of this Plan to the contrary, in order to achieve the purposes of this Plan or to comply with provisions of the laws in countries outside the United Sates in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Individuals (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any awards made to such Eligible Individuals, and (iii) establish sub-plans and other award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of awards granted under this Plan.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Becky Iliff
Becky Iliff
Vice President, Human Resources

ADMISSION TICKET

You must present this admission ticket in order to gain admittance to the 2013 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you must bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

DIRECTIONS TO THE 2013 ANNUAL MEETING

OF STOCKHOLDERS OF SEARS HOMETOWN AND OUTLET STORES, INC.

Directions from Midway Airport:

Take Cicero Avenue North to I-290, Eisenhower Expressway, West and exit on I-90, Northwest Tollway, West, towards Rockford. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road, turn left and proceed South. You will see the Sears Entrance on the left. Turn left into the Sears complex and follow the signs to the Elm Building. Proceed to the main entrance.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form10-K are available at www.proxyvote.com.

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

1

Sears Hometown and Outlet Stores, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

of Sears Hometown and Outlet Stores, Inc.

May 14, 2013

The undersigned, revoking any proxy previously given, hereby appoint(s) Steven D. Barnhart, Charles J. Hansen, and William A. Powell, all of whom are officers of Sears Hometown and Outlet Stores, Inc., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. to be held on May 14, 2013 and at any adjournment or postponement of the Annual Meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, FOR proposal 2, FOR proposal 3 (frequency of one year), FOR proposal 4, FOR proposal 5, and FOR proposal 6.

SEE REVERSE SIDE

2

SEARS HOMETOWN AND OUTLET STORES, INC. 5500 TRILLIUM BOULEVARD, SUITE 501 HOFFMAN ESTATES, IL 60192	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

3

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEARS HOMETOWN AND OUTLET STORES, INC. The Board of Directors recommends that you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	E.J. Bird	05) W. Bruce Johnson
	02)	Jeffrey Flug	06) Elizabeth Darst Leykum
	03)	James F. Gooch	07) Josephine Linden
	04)	William R. Harker

The Board of Directors recommends that you vote FOR the following:				For	Against	Abstain	The Board of Directors recommends that you vote FOR the following:		For	Against	Abstain

2.	Advisory vote to approve the compensation of our Named Executive Officers			☐	☐	☐	6.	Ratify the appointment by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2013.	☐	☐	☐

The Board of Directors recommends that you vote FOR a frequency of one year:				1 year	2 years	3 years	Abstain

3.	Advisory vote on the frequency of the stockholder vote on the compensation of our Named Executive Officers			☐	☐	☐	☐

The Board of Directors recommends that you vote FOR the following:				For	Against	Abstain

4.	Approve the Sears Hometown and Outlet Stores, Inc. Umbrella Incentive Program			☐	☐	☐

5.	Approve the Sears Hometown and Outlet Stores, Inc. Amended and Restated 2012 Stock Plan			☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please indicate if you plan to attend this meeting.				☐	☐

				Yes	No

Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title. Joint owners should each sign personally. All holders must sign. If a corporation or a partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

4